                                                                     Exhibit 4.1

                                                                  EXECUTION COPY

                          PASS THROUGH TRUST AGREEMENT
                                  (SPARE PARTS)

                          dated as of November 14, 2006

                                     between

                           JETBLUE AIRWAYS CORPORATION

                                       and

                            WILMINGTON TRUST COMPANY,
                                   as Trustee

              JetBlue Airways (Spare Parts) G-1 Pass Through Trust

      Reconciliation and tie between JetBlue Airways Pass Through Trust
Agreement, Class G-1 Certificates dated as of November 14, 2006 and the Trust
Indenture Act of 1939. This reconciliation does not constitute part of the Pass
Through Trust Agreement.

        TRUST INDENTURE ACT                           PASS THROUGH TRUST
        OF 1939 SECTION                               AGREEMENT SECTION
        ---------------------------------     ----------------------------------

        310 (a)(1)                                    7.08
            (a)(2)                                    7.08
        312 (a)                                       3.05; 8.01; 8.02
        313 (a)                                       7.06; 8.03
        314 (a)                                       8.04(a), (c) & (d)
            (a)(4)                                    8.04(e)
            (c)(1)                                    1.02
            (c)(2)                                    1.02
            (d)(1)                                    7.13; 11.01
            (d)(2)                                    7.13; 11.01
            (d)(3)                                    2.01
            (e)                                       1.02
        315 (b)                                       7.02
        316 (a)(last sentence)                        1.04(c)
            (a)(1)(A)                                 6.04
            (a)(1)(B)                                 6.05
            (b)                                       6.06
            (c)                                       1.04(e)
        317 (a)(1)                                    6.03
            (b)                                       7.13
        318 (a)                                       12.06

                                        i

                                       ii

                                       iii

                   PASS THROUGH TRUST AGREEMENT (SPARE PARTS)

      PASS THROUGH TRUST AGREEMENT (SPARE PARTS), dated as of November 14, 2006
(the "AGREEMENT"), between JETBLUE AIRWAYS CORPORATION, a Delaware corporation, and WILMINGTON TRUST COMPANY, as Trustee.

                                   WITNESSETH:

      WHEREAS, all of the conditions and requirements necessary to make this
Agreement, when duly executed and delivered, a valid, binding and legal instrument, enforceable in accordance with its terms and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Agreement in the form and with the terms hereof have been in all respects duly authorized; and

      WHEREAS, this Agreement, as amended or supplemented from time to time, will be subject to the provisions of the Trust Indenture Act of 1939, and shall, to the extent applicable, be governed by such provisions;

      NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.01  Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                    (1)   the terms used in this Agreement, including in the
      recitals to this Agreement, that are defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

                    (2)   all other terms used herein which are defined in the
      Trust Indenture Act, either directly or by reference therein, or by the rules promulgated under the Trust Indenture Act, have the meanings assigned to them therein;

                    (3)   all references in this Agreement to designated
      "Articles", "Sections", "Subsections" and other subdivisions are to the designated Articles, Sections, Subsections and other subdivisions of this
      Agreement;

                    (4)   the words "herein", "hereof' and "hereunder" and
      other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Subsection or other subdivision; and

                    (5)   unless the context otherwise requires, whenever the
      words "including", "include" or "includes" are used herein, it shall be deemed to be followed by the phrase "without limitation".

      "ABOVE-CAP LIQUIDITY FACILITY" means, initially, the ISDA Master
Agreement, dated as of November 14, 2006, between the Subordination Agent, as agent and trustee for the Trust, and the initial Above-Cap Liquidity Provider, together with the Schedule and Confirmation attached thereto, relating to the
Certificates, and, from and after replacement of such ISDA Master Agreement pursuant to the Intercreditor Agreement, the Replacement Above-Cap Liquidity
Facility (as defined in the Intercreditor Agreement) therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

      "ABOVE-CAP LIQUIDITY PROVIDER" means Morgan Stanley Capital Services Inc.
or any Replacement Above-Cap Liquidity Provider which has issued a Replacement
Above-Cap Liquidity Facility (each as defined in the Intercreditor Agreement) to replace the Above-Cap Liquidity Facility pursuant to Section 3.5(c)(iv) of the
Intercreditor Agreement.

      "ADDITIONAL ABOVE-CAP LIQUIDITY FACILITY", "ADDITIONAL CERTIFICATES",
"ADDITIONAL EQUIPMENT NOTES", "ADDITIONAL LIQUIDITY FACILITY", "ADDITIONAL
LIQUIDITY FACILITY PROVIDER", "ADDITIONAL POLICY", "ADDITIONAL POLICY PROVIDER"
, "ADDITIONAL PRIMARY LIQUIDITY FACILITY", "JUNIOR ADDITIONAL CERTIFICATES",
"JUNIOR ADDITIONAL EQUIPMENT NOTES", "SENIOR ADDITIONAL CERTIFICATES" AND
"SENIOR ADDITIONAL EQUIPMENT NOTES" have the meanings ascribed in Section 10.1 of the Intercreditor Agreement.

      "AFFILIATE" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control"
means the power, directly or indirectly, to direct the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "AGENT MEMBERS" means members of, or participants in, DTC.

      "AGREEMENT" has the meaning specified in the initial paragraph hereto.

      "AUTHORIZED AGENT" means any Paying Agent or Registrar for the
Certificates.

      "AUTHORIZED DENOMINATIONS" is defined in Section 3.01(b).

      "AVOIDABLE TAX" means a state or local tax (i) upon (w) the Trust, (x) the
Trust Property, (y) Certificateholders or (z) the Trustee for which the Trustee is entitled to seek reimbursement from the Trust Property, and (ii) which would be avoided if the Trustee were located in another state, or jurisdiction within a state, within the United States. A tax shall not be an Avoidable Tax if the
Company shall agree to pay, and shall pay, such tax.

      "BOOK-ENTRY CERTIFICATE" means, with respect to the Global Certificate, a beneficial interest in the Global Certificate, ownership and transfers of which shall be made through book entries as described in Section 3.05.

      "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in New York, New
York, Wilmington, Delaware or, so long as any Certificate is outstanding, the city and state in which the Trustee or any Loan Trustee maintains its Corporate
Trust Office or receives and disburses funds.

      "CERTIFICATE" means any one of the certificates executed and authenticated by the Trustee, substantially in the form of Exhibit A hereto.

      "CERTIFICATE ACCOUNT" means the account or accounts created and maintained pursuant to Section 4.01(a).

      "CERTIFICATE OWNER" means, with respect to the Certificates, for purposes of Section 3.05, a Person who owns a Book-Entry Certificate.

      "CERTIFICATEHOLDER OR HOLDER" means the Person in whose name a Certificate is registered in the Register.

      "CLASS" is defined in the Intercreditor Agreement.

      "CLASS B-1 CERTIFICATES" means the pass through certificates issued by the
Other Trust.

      "CLEARING AGENCY" means an organization registered as a "clearing agency"
pursuant to Section 17A of the Exchange Act.

                                        2

      "CLEARING AGENCY PARTICIPANT" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing
Agency effects, directly or indirectly, book-entry transfers and pledges of securities deposited with the Clearing Agency.

      "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the Treasury Regulations promulgated thereunder.

      "COMPANY" means JetBlue Airways Corporation, a Delaware corporation, or its successor in interest pursuant to Section 5.02, or (only in the context of provisions hereof, if any, where such reference is required for purposes of compliance with the Trust Indenture Act) any other "obligor" (within the meaning of the Trust Indenture Act) with respect to the Certificates.

      "CONTROLLING PARTY" has the meaning specified in the Intercreditor
Agreement.

      "CORPORATE TRUST OFFICE" with respect to the Trustee or any Loan Trustee, means the office of such trustee in the city at which at any particular time its corporate trust business shall be principally administered.

      "DEFINITIVE CERTIFICATES" has the meaning specified in Section 3.05.

      "DIRECTION" has the meaning specified in Section 1.04(a).

      "DISTRIBUTION DATE" means any Regular Distribution Date or Special
Distribution Date as the context requires.

      "DTC" means The Depository Trust Company, its nominees and their respective successors.

      "EQUIPMENT NOTE" means the Series G-1 Equipment Note delivered pursuant to the Indenture to the Trustee hereunder.

      "ERISA" means Employee Retirement Income Security Act of 1974, as amended from time to time.

      "EVENT OF DEFAULT" means an Indenture Default under any Indenture pursuant to which Equipment Note held by the Trust were issued.

      "EXCESS REIMBURSEMENT OBLIGATIONS" has the meaning specified in the
Intercreditor Agreement.

      "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.

      "FINAL LEGAL DISTRIBUTION DATE" means January 2, 2016.

      "FINANCING DOCUMENTS" means, in respect of each Certificate and Additional
Certificate, the Indenture and the Note Purchase Agreement applicable thereto.

      "FRACTIONAL UNDIVIDED INTEREST" means the fractional undivided interest in the Trust that is evidenced by a Certificate relating to such Trust.

      "GLOBAL CERTIFICATES" means certificates representing the Book-Entry
Certificate delivered to and held by a Clearing Agency or its nominee.

      "INDENTURE" means the Trust Indenture and Mortgage, dated as of November
14, 2006, from the Company to the Loan Trustee as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

                                        3

      "INDENTURE DEFAULT" with respect to the Indenture, means any Event of
Default (as such term is defined in such Indenture).

      "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement dated as of
November 14, 2006 among the Trustee, the Other Trustee, the Primary Liquidity
Provider, the Above-Cap Liquidity Provider, the Policy Provider, Wilmington
Trust Company, as Subordination Agent and as trustee thereunder, and the
Additional Above-Cap Liquidity Providers, Additional Liquidity Providers and
Additional Policy Providers (if any executing joinder agreements with respect thereto) as amended, supplemented or otherwise modified from time to time in accordance with its terms.

      "INVESTORS" means the Underwriters together with all subsequent beneficial owners of the Certificates.

      "ISSUANCE DATE" means the date of the original issuance of the
Certificates.

      "LETTER OF REPRESENTATIONS" means, with respect to the Certificates, an agreement between the Company, the Trustee and the initial Clearing Agency substantially in the form attached as an exhibit hereto, as such letter may be modified or supplemented, or any successor letter thereto.

      "LIQUIDITY FACILITIES" means the Primary Liquidity Facility and the
Above-Cap Liquidity Facility.

      "LIQUIDITY OBLIGATIONS" has the meaning specified in the Intercreditor
Agreement as applicable to the Primary Liquidity Facility or Additional Primary
Liquidity Facility.

      "LIQUIDITY PROVIDERS" means the Primary Liquidity Provider and the
Above-Cap Liquidity Provider.

      "LOAN TRUSTEE" with respect to the Equipment Note or the Indenture, means the bank or trust company designated as trustee under such Indenture, together with any successor to such trustee appointed pursuant thereto.

      "NOTE PURCHASE AGREEMENT" means the Note Purchase Agreement dated as of
November 14, 2006 among the Trustee, the Other Trustee, the Company and the
Subordination Agent, as the same may be amended, supplemented or otherwise modified from time to time, in accordance with its terms.

      "OFFICER'S CERTIFICATE" means a certificate signed (a) in the case of the
Company, by any Vice President or more senior officer of the Company or, (b) in the case of a Loan Trustee, a Responsible Officer of such Loan Trustee, as the case may be.

      "OPINION OF COUNSEL" means a written opinion of legal counsel who (a) in the case of counsel for the Company may be (i) the General Counsel of the
Company, (ii) Holland & Knight LLP or (iii) such other counsel designated by the
Company and reasonably acceptable to the Trustee and (b) in the case of counsel for any Loan Trustee may be such counsel as may be designated by any of them whether or not such counsel is an employee of any of them, and who shall be reasonably acceptable to the Trustee.

      "OTHER PASS THROUGH TRUST AGREEMENT" means the JetBlue Airways Pass
Through Trust Agreement (Spare Parts) relating to the Class B-1 Certificates dated the date hereof.

      "OTHER TRUSTEE" means the trustee under the Other Pass Through Trust
Agreement, and any successor or other trustee appointed as provided therein.

      "OTHER TRUST" means the JetBlue Airways Pass Through Trust, Class B-1, created on the date hereof.

      "OUTSTANDING" when used with respect to Certificates, means, as of the date of determination, all Certificates theretofore authenticated and delivered under this Agreement, except:

                    (i)     Certificates theretofore canceled by the Registrar
      or delivered to the Trustee or the Registrar for cancellation;

                                        4

                    (ii)    Certificates for which money in the full amount
      required to make the final distribution with respect to such Certificates pursuant to Section 11.01 hereof has been theretofore deposited with the
      Trustee in trust for the Holders of such Certificates as provided in
      Section 4.01 pending distribution of such money to such Certificateholders pursuant to payment of such final distribution; and

                    (iii)   Certificates in exchange for or in lieu of which
      other Certificates have been authenticated and delivered pursuant to this
      Agreement.

      "PAYING AGENT" means the paying agent maintained and appointed for the
Certificates pursuant to Section 7.12.

      "PERMITTED INVESTMENTS" means obligations of the United States of America or agencies or instrumentalities thereof for the payment of which the full faith and credit of the United States of America is pledged, maturing in not more than
60 days after the date of acquisition thereof or such lesser time as is required for the distribution of any Special Payments on a Special Distribution Date.

      "PERSON" means any person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, trustee, unincorporated organization, or government or any agency or political subdivision thereof.

      "PLAN" means any employee benefit plan within the meaning of Section 3(3)
of ERISA, or any plan within the meaning of Section 4975(e)(1) of the Code.

      "POLICY" means the Initial Policy as defined in the Intercreditor
Agreement.

      "POLICY PROVIDER" means the provider of the Policy.

      "POLICY PROVIDER AGREEMENT" means the Policy Provider Agreement (as defined in the Intercreditor Agreement) applicable to the Policy.

      "POLICY PROVIDER AMOUNTS" means the Policy Provider Amounts (as defined in the Intercreditor Agreement) applicable to the Policy Provider.

      "POLICY PROVIDER DEFAULT" means a Policy Provider Default (as defined in the Intercreditor Agreement) applicable to the Policy Provider.

      "POOL BALANCE" means, as of any date, (i) the original aggregate face amount of the Certificates less (ii) the aggregate amount of all payments made in respect of such Certificates other than payments made in respect of interest,
Break Amount or premium thereon or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance as of any Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Note, the Policy or other Trust Property held in such Trust and the distribution thereof to be made on such Distribution Date.

      "POOL BALANCE", when used with respect to any Junior Additional
Certificate or Senior Additional Certificate, shall have a correlative meaning.

      "POOL FACTOR" means, as of any date, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance as at such date by (ii)
the original aggregate face amount of the Certificates. The Pool Factor as of any Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Note, the Policy or other Trust Property and the distribution thereof to be made on such Distribution Date.

      "PRIMARY LIQUIDITY FACILITY" means, initially, the Revolving Credit
Agreement dated as of November 14, 2006 relating to the Certificates, between the Primary Liquidity Provider and the Subordination Agent, as agent and trustee for the Trustee, and, from and after the replacement of such Agreement pursuant to the Intercreditor

                                        5

Agreement, the Replacement Primary Liquidity Facility (as defined in the
Intercreditor Agreement) therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with their respective terms.

      "PRIMARY LIQUIDITY PROVIDER" means, initially, Landesbank Hessen
Thueringen Girozentrale, New York Branch, or any Replacement Primary Liquidity
Provider which has issued a Replacement Primary Liquidity Facility (each as defined in the Intercreditor Agreement) to replace the Primary Liquidity
Facility pursuant to the Intercreditor Agreement.

      "PROSPECTUS" means the prospectus dated June 30, 2006, as supplemented by the prospectus supplement dated November 7, 2006, relating to the offer and sale of the Certificates and the Class B-1 Certificates.

      "PTC EVENT OF DEFAULT" has the meaning ascribed in the Intercreditor
Agreement as applicable to the Class G-1 Certificates.

      "RECORD DATE" means (i) for Scheduled Payments to be distributed on any
Regular Distribution Date, other than the final distribution, the 15th day
(whether or not a Business Day) immediately preceding such Regular Distribution
Date, and (ii) for Special Payments to be distributed on any Special
Distribution Date, other than the final distribution, the 15th day (whether or not a Business Day) preceding such Special Distribution Date.

      "REFERENCE AGENCY AGREEMENT" has the meaning specified in the Note
Purchase Agreement.

      "REGISTER AND REGISTRAR" mean the register maintained and the registrar appointed pursuant to Sections 3.04 and 7.12.

      "REGULAR DISTRIBUTION DATE" with respect to distributions of Scheduled
Payments in respect of the Certificates, means each date designated as a Regular
Distribution Date on the Certificates, until payment of all the Scheduled
Payments to be made under the Equipment Note held in the Trust have been made;
provided, however, that, if any such day shall not be a Business Day, the related distribution shall be made on the next succeeding Business Day.

      "RESPONSIBLE OFFICER" with respect to the Trustee and any Loan Trustee, means any officer in the Corporate Trust Office of the Trustee, Loan Trustee or
any other officer customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject.

      "SCHEDULED PAYMENT" with respect to the Equipment Note, means (i) any payment of principal or interest on or in respect of the Equipment Note (other than any such payment which is not in fact received by the Subordination Agent within five days of the date on which such payment is scheduled to be made) due from the obligor thereon or (ii) any payment of interest on the Certificates with funds drawn under any Liquidity Facility or any payment of interest on or principal of the Certificates with funds drawn under the Policy, which payment in any such case represents the installment of principal at the stated maturity of such installment of principal on the Equipment Note, the payment of regularly scheduled interest accrued on the unpaid principal amount of the Equipment Note, or both; provided that any payment of principal, premium, if any, or interest resulting from the redemption or purchase of the Equipment Note shall not constitute a Scheduled Payment

      "SEC" means the Securities and Exchange Commission, as from time to time constituted or created under the United States Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such
Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

      "SECURITIES ACT" means the United States Securities Act of 1933, as amended from time to time, or any successor thereto.

                                        6

      "SERIES B-1 EQUIPMENT NOTE" means the SeriesB-1 Equipment Note issued and delivered pursuant to the Indenture to the Other Trustee under the Other Trust.

      "SPECIAL DISTRIBUTION DATE" means each date on which a Special Payment is to be distributed as specified in this Agreement; provided, however, that, if any such day shall not be a Business Day, the related distribution shall be made on the next succeeding Business Day.

      "SPECIAL PAYMENT" means any payment (other than a Scheduled Payment) in respect of, or any proceeds of, the Equipment Note or Collateral (as defined in each Indenture).

      "SPECIAL PAYMENTS ACCOUNT" means the account or accounts created and maintained pursuant to Section 4.01(b).

      "SUBORDINATION AGENT" has the meaning specified in the Intercreditor
Agreement.

      "TRIGGERING EVENT" has the meaning assigned to such term in the
Intercreditor Agreement.

      "TRUST" means the trust created by this Agreement, the estate of which consists of the Trust Property.

      "TRUST INDENTURE ACT" means the United States Trust Indenture Act of 1939, as amended from time to time, or any successor thereto.

      "TRUST PROPERTY" means (i) the Equipment Note held as the property of the
Trust and, subject to the Intercreditor Agreement, all monies at any time paid thereon and all monies due and to become due thereunder, (ii) funds from time to time deposited in the Certificate Account and the Special Payments Account and,
subject to the Intercreditor Agreement, any proceeds from the sale by the
Trustee pursuant to Article VI hereof of the Equipment Note and (iii) all rights of the Trust and the Trustee, on behalf of the Trust, under the Intercreditor
Agreement, the Note Purchase Agreement, the Policy and the Liquidity Facilities,
including, without limitation, all rights to receive certain payments thereunder, and all monies paid to the Trustee on behalf of the Trust pursuant to the Intercreditor Agreement, the Policy or the Liquidity Facilities.

      "TRUSTEE" means Wilmington Trust Company, or its successor in interest, and any successor or other trustee appointed as provided herein.

      "TRUSTEE'S LIENS" has the meaning specified in Section 7.17.

      "UNDERWRITERS" means the several underwriters listed as such in the
Underwriting Agreement.

      "UNDERWRITING AGREEMENT" means the Underwriting Agreement dated November
7, 2006 among the Underwriters and the Company, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

      SECTION 1.02  Compliance Certificates and Opinions. Upon any application or request (except with respect to matters set forth in Article II) by the
Company, any Loan Trustee to the Trustee to take any action under any provision of this Agreement, the Company, such Loan Trustee, as the case may be, shall furnish to the Trustee (i) an Officer's Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and (ii) an Opinion of
Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

      Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement (other than a certificate provided pursuant to Section 8.04(d)) shall include:

                                        7

                    (1)   a statement that each individual signing such
      certificate or opinion has read such covenant or condition and the definitions in this Agreement relating thereto;

                    (2)   a brief statement as to the nature and scope of the
      examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                    (3)   a statement that, in the opinion of each such
      individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                    (4)   a statement as to whether, in the opinion of each
      such individual, such condition or covenant has been complied with.

      SECTION 1.03  Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters and any such Person may certify or give an opinion as to such matters in one or several documents.

      Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement or, in respect of the Certificates, this
Agreement, they may, but need not, be consolidated and form one instrument.

      SECTION 1.04  Directions of Certificateholders. (a) (a) Any direction, consent, request, demand, authorization, notice, waiver or other action provided by this Agreement to be given or taken by Certificateholders (a "DIRECTION") may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent or proxy duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required pursuant to this
Agreement, to the Company or any Loan Trustee. Proof of execution of any such instrument or of a writing appointing any such agent or proxy shall be sufficient for any purpose of this Agreement and conclusive in favor of the
Trustee, the Company and any Loan Trustee, if made in the manner provided in this Section.

            (b)     The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or such other officer and where such execution is by an officer of a corporation or association or a member of a partnership, on behalf of such corporation, association or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the
Person executing the same, may also be proved in any other reasonable manner which the Trustee deems sufficient.

            (c)     In determining whether the Certificateholders of the
requisite Fractional Undivided Interests of Certificates Outstanding have given any Direction under this Agreement, Certificates owned by the Company or any
Affiliate thereof shall be disregarded and deemed not to be Outstanding for purposes of any such determination. In determining whether the Trustee shall be protected in relying upon any such Direction, only Certificates which the
Trustee knows to be so owned shall be so disregarded. Notwithstanding the foregoing, (i) if any such Person owns 100% of the Certificates Outstanding, such Certificates shall not be so disregarded, and (ii) if any amount of
Certificates so owned by any such Person have been pledged in good faith, such
Certificates shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such
Certificates and that the pledgee is not the Company or any Affiliate thereof.

            (d)     For all purposes of this Agreement, all Certificates shall vote and take all other actions of Certificateholders together as one series of
Certificates.

                                        8

            (e)     The Company may at its option, by delivery of an Officer's
Certificate to the Trustee, set a record date to determine the
Certificateholders entitled to give any Direction. Notwithstanding Section
316(c) of the Trust Indenture Act, such record date shall be the record date specified in such Officer's Certificate, which shall be a date not more than 30 days prior to the first solicitation of Certificateholders in connection therewith. If such a record date is fixed, such Direction may be given before or after such record date, but only the Certificateholders of record at the close of business on such record date shall be deemed to be Certificateholders for the purposes of determining whether Certificateholders of the requisite proportion of Outstanding Certificates have authorized or agreed or consented to such
Direction, and for that purpose the Outstanding Certificates shall be computed as of such record date; provided that no such Direction by the
Certificateholders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Agreement not later than one year after such record date.

            (f)     Any Direction by the Holder of any Certificate shall bind
the Holder of every Certificate issued upon the transfer thereof or in exchange therefor or in lieu thereof, whether or not notation of such Direction is made upon such Certificate.

            (g)     Except as otherwise provided in Section 1.04(c),
Certificates owned by or pledged to any Person shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of the Certificates.

                                   ARTICLE II

                        ORIGINAL ISSUANCE OF CERTIFICATES
                          ACQUISITION OF EQUIPMENT NOTE

      SECTION 2.01  Issuance of Certificates; Acquisition of Equipment Note. (a)
(a) The Trustee is hereby directed (i) to execute and deliver the Intercreditor
Agreement, the Policy Provider Agreement and the Note Purchase Agreement on or
prior to the Issuance Date, each in the form delivered to the Trustee by the
Company and (ii) subject to the respective terms thereof, to perform its obligations thereunder. Upon request of the Company and the satisfaction or waiver of the closing conditions specified in the Underwriting Agreement, the
Trustee shall execute, deliver, authenticate, issue and sell Certificates in authorized denominations equaling in the aggregate the amount set forth, with respect to the Trust, in Schedule II to the Underwriting Agreement evidencing the entire ownership interest in the Trust, which amount equals the maximum aggregate principal amount of Equipment Note which may be purchased by the
Trustee pursuant to the Note Purchase Agreement. Except as provided in Sections
3.04, 3.05, 3.07 and 3.10 hereof, the Trustee shall not execute, authenticate or deliver Certificates in excess of the aggregate amount specified in this paragraph.

            (b)     On the Issuance Date, the Trustee shall, subject to the
conditions set forth in Section 2 of the Note Purchase Agreement, purchase the
Equipment Note with the proceeds from the sale of the Certificates. The purchase price for the Equipment Note shall equal the principal amount of the Equipment
Note.

      SECTION 2.02  OMITTED

      SECTION 2.03  Acceptance by Trustee. The Trustee, upon the execution and delivery of this Agreement, acknowledges its acceptance of all right, title and interest in and to the Trust Property and declares that the Trustee holds and will hold such right, title and interest for the benefit of all then present and future Certificateholders, upon the trusts herein set forth. Subject to Section
7.14, the Trustee shall take all actions reasonably necessary to effect the registration of all such Equipment Note in the name of the Subordination Agent.
By its payment for and acceptance of each Certificate issued to it under this
Agreement, each Certificateholder as grantor of the Trust thereby joins in the creation and declaration of the Trust.

      SECTION 2.04  Limitation of Powers. The Trust is constituted solely for the purpose of making the investment in the Equipment Note, and, except as set forth herein, the Trustee shall not be authorized or empowered to acquire any other investments or engage in any other activities including without limitation purchasing the Equipment Note issued in connection with the redemption of outstanding Equipment Note under any Indenture and, in particular, the Trustee shall not be authorized or empowered to do anything that would cause such Trust to fail to

                                        9

qualify as a "grantor trust" for federal income tax purposes (including as subject to this restriction, acquiring any Pledged Spare Parts and/or Pledged
Spare Engines (as defined in the Indenture) by bidding such Equipment Note or otherwise, or taking any action with respect to any such Pledged Spare Parts and/or Pledged Spare Engines once acquired).

                                   ARTICLE III

                                THE CERTIFICATES

      SECTION 3.01  Title, Form, Denomination and Execution of Certificates. (a)
(a) Each Certificate will represent a Fractional Undivided Interest in the
Trust, shall be issued in fully registered form without coupons and shall be substantially in the form set forth as Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Trustee or the officers executing such Certificates, as evidenced by the Trustee's or officer's execution of the
Certificates (provided that such letters, numbers or other marks of identification and such legends or endorsements are in a form acceptable to the
Company). Any portion of the text of any Certificate may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the
Certificate.

            (b)     The Certificates shall be issued only in fully registered
form without coupons and only in minimum denominations of $1,000 and integral multiples of $1,000 (each, an "AUTHORIZED DENOMINATION") in excess thereof, except that one Certificate may be issued in a different denomination. Each
Certificate shall be dated the date of its authentication. The aggregate
Fractional Undivided Interest of Certificates shall not at any time exceed
$74,128,000.

            (c)     The Certificates shall be in registered form and shall be
typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, all as determined by the officers executing such Certificates, as evidenced by their execution of such
Certificates.

      SECTION 3.02  Restrictive Legends. Each Global Certificate shall bear the following legend on the face thereof:

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE
      OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO
      THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR
      PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE
      IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
      REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
      HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED
      BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR
      OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS
      WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
      INTEREST HEREIN.

      TRANSFERS OF THIS CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN
      WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF
      OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS
      CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH
      THE RESTRICTIONS SET FORTH IN SECTION 3.05 OF THE PASS THROUGH TRUST
      AGREEMENT REFERRED TO HEREIN.

      SECTION 3.03  Authentication of Certificates. (a) (a) On the Issuance
Date, the Trustee shall duly execute, authenticate and deliver Certificates in authorized denominations equaling in the aggregate the amount set forth, with respect to the Trust, in Schedule II to the Underwriting Agreement, evidencing the entire ownership of the

                                    10

Trust, which amount equals the maximum aggregate principal amount of Equipment
Note which may be purchased by the Trustee pursuant to the Note Purchase
Agreement.

            (b)     No Certificate shall be entitled to any benefit under this
Agreement or be valid or obligatory for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.

            (c)     Certificates bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Trustee shall be valid and binding obligations of the
Trust notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such office on the date of such Certificates.

      SECTION 3.04  Transfer and Exchange. The Trustee shall cause to be kept at the office or agency to be maintained by it in accordance with the provisions of
Section 7.12 a register (the "REGISTER") of the Certificates in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of such Certificates and of transfers and exchanges of such
Certificates as herein provided. The Trustee shall initially be the registrar
(the "REGISTRAR") for the purpose of registering such Certificates and transfers and exchanges of such Certificates as herein provided. The Company, upon notice to the Trustee, may change the Registrar at any time.

      All Certificates issued upon any registration of transfer or exchange of
Certificates shall be valid obligations of the Trust, evidencing the same interest therein, and entitled to the same benefits under this Trust Agreement, as the Certificates surrendered upon such registration of transfer or exchange.

      A Certificateholder may transfer a Certificate, or request that a
Certificate be exchanged for Certificates in an aggregate Fractional Undivided
Interest equal to the Fractional Undivided Interest of such Certificate surrendered for exchange of other authorized denominations, by surrender of such
Certificate to the Trustee with the form of transfer notice thereon duly completed and executed, and otherwise complying with the terms of this
Agreement, including providing evidence of compliance with any restrictions on transfer, in form satisfactory to the Trustee and the Registrar. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Certificateholder only upon, final acceptance and registration of the transfer by the Registrar in the Register. Prior to the registration of any transfer by a Certificateholder as provided herein, the Trustee shall treat the person in whose name the Certificate is registered as the owner thereof for all purposes, and the Trustee shall not be affected by notice to the contrary.
Furthermore, DTC shall, by acceptance of a Global Certificate, agree that transfers of beneficial interests in such Global Certificate may be effected only through a book-entry system maintained by DTC (or its agent) and that ownership of a beneficial interest in the Certificate shall be required to be reflected in a book entry. When Certificates are presented to the Registrar with a request to register the transfer thereof or to exchange them for other authorized denominations of a Certificate in a Fractional Undivided Interest
equal to the aggregate Fractional Undivided Interest of Certificates surrendered for exchange, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met.

      To permit registrations of transfers and exchanges in accordance with the terms, conditions and restrictions hereof, the Trustee shall execute and authenticate Certificates at the Registrar's request. No service charge shall be made to a Certificateholder for any registration of transfer or exchange of
Certificates, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates. All Certificates surrendered for registration of transfer or exchange shall be canceled and subsequently destroyed by the Trustee.

      SECTION 3.05  Global, Book-Entry and Definitive Certificates. (a) (a)
Except for one Certificate that may be issued in a denomination of other than an even multiple of $1,000, except as provided in the following sentence, the
Certificates may be issued at the option of the Company in the form of one or more typewritten Global Certificates representing the Book-Entry Certificates of such class, to be delivered to DTC, the initial Clearing Agency, by the Trustee on behalf of the related Trust. In the case of the issuance of Global
Certificates, such Global Certificates delivered to DTC shall initially be registered on the Register in the name of Cede & Co., the nominee of

                                    11

the initial Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Certificates, except as provided in Subsection (d) below. As to Global Certificates, unless and until definitive, fully registered Certificates (the "DEFINITIVE
CERTIFICATES") have been issued pursuant to Subsection (d) below:

                    (i)     the provisions of this Section 3.05 shall be in full
      force and effect;

                    (ii)    the Company, the Paying Agent, the Registrar and the
      Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Global Certificates);

                    (iii)   to the extent that the provisions of this Section
      3.05 conflict with any other provisions of this Agreement, the provisions of this Section 3.05 shall control;

                    (iv)    the rights of Certificate Owners shall be exercised
      only through the Clearing Agency and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing
      Agency and/or the Clearing Agency Participants; and until Definitive
      Certificates are issued pursuant to Subsection (d) below, the Clearing
      Agency will make book-entry transfers in respect of the Book-Entry
      Certificates among the Clearing Agency Participants and receive and transmit distributions of principal, interest and premium, if any, on the
      Global Certificates to such Clearing Agency Participants;

                    (v)     Global Certificates may be transferred in whole, but
      not in part, and in the manner provided in Section 3.04, by the Clearing
      Agency holding such Global Certificates to a nominee of such Clearing
      Agency, or by such Clearing Agency to a successor Clearing Agency that has been selected or approved by the Company or to a nominee of such successor
      Clearing Agency; and

                    (vi)    whenever this Agreement requires or permits actions
      to be taken based upon instructions or directions of Certificateholders evidencing a specified percentage of the Fractional Undivided Interests in the Trust, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Clearing Agency Participants owning or representing, respectively, such required percentage of the Book-Entry Certificates and has delivered such instructions to the Trustee. Neither the Company nor the Trustee shall have any obligation to determine whether the Clearing
      Agency has in fact received any such instructions.

            (b)     Whenever notice or other communication to the
Certificateholders is required under this Agreement, unless and until Definitive
Certificates shall have been issued pursuant to Subsection (d) below, the
Trustee shall give all such notices and communications specified herein to be given to Certificateholders to the Clearing Agency.

            (c)     The Trustee shall enter into the applicable Letter of
Representations with respect to the Global Certificates and fulfill its responsibilities thereunder.

            (d)     If with respect to the Global Certificates (i) the Company advises the Trustee in writing that the Clearing Agency that holds such Global
Certificates is no longer willing or able to discharge properly its responsibilities and the Trustee or the Company is unable to locate a qualified successor, (ii) the Company, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or
(iii) after the occurrence of an Event of Default, Certificate Owners of
Book-Entry Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust, by Act of such Certificate
Owners delivered to the Company and the Trustee, advise the Company, the Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency Participants is no longer in the best interests of the Certificate Owners, then the Trustee shall notify all Certificate Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates.
Upon surrender to the Trustee of all the Global Certificates held by the
Clearing Agency, accompanied by registration instructions from the Clearing
Agency Participants for registration of Definitive Certificates in the names of
Certificate Owners, the Trustee shall issue and deliver the Definitive
Certificates in accordance with the instructions of the Clearing Agency. Neither the Company, the Registrar, the Paying Agent nor

                                    12

the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such registration instructions. Upon the issuance of Definitive Certificates, the
Trustee shall recognize the Persons in whose names the Definitive Certificates are registered in the Register as Certificateholders hereunder. Neither the
Company nor the Trustee shall be liable if the Trustee or the Company is unable to locate a qualified successor Clearing Agency.

            (e)     Until such time as no Certificates remain Outstanding, the
Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 3.05. The Trustee, if not the
Registrar at such time, shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

      SECTION 3.06  [Intentionally Omitted].

      SECTION 3.07  Mutilated, Destroyed, Lost or Stolen Certificates. If (a)
any mutilated Certificate is surrendered to the Registrar or the Registrar receives evidence to its satisfaction of the destruction, loss or theft of any
Certificate and (b) there is delivered to the Registrar and the Trustee such security, indemnity or bond, as may be required by them to save each of them harmless, then, in the absence of notice to the Registrar or the Trustee that such destroyed, lost or stolen Certificate has been acquired by a protected purchaser, and provided that the requirements of Section 8-405 of the Uniform
Commercial Code in effect in any applicable jurisdiction are met, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate or
Certificates, in authorized denominations and of like Fractional Undivided
Interest and bearing a number not contemporaneously outstanding.

      In connection with the issuance of any new Certificate under this Section
3.07, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the
Registrar) connected therewith.

      Any duplicate Certificate issued pursuant to this Section 3.07 shall constitute conclusive evidence of the appropriate Fractional Undivided Interest in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

      The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen
Certificates.

      SECTION 3.08  Persons Deemed Owners. Prior to due presentment of a
Certificate for registration of transfer, the Trustee, the Registrar and any
Paying Agent may treat the Person in whose name any Certificate is registered
(as of the day of determination) as the owner of such Certificate for the purpose of receiving distributions pursuant to Article IV and for all other purposes whatsoever, and none of the Trustee, the Registrar or any Paying Agent shall be affected by any notice to the contrary.

      SECTION 3.09  Cancellation. All Certificates surrendered for payment or transfer or exchange shall, if surrendered to the Trustee or any agent of the
Trustee other than the Registrar, be delivered to the Registrar for cancellation and shall promptly be canceled by it. No Certificates shall be authenticated in lieu of or in exchange for any Certificates canceled as provided in this
Section, except as expressly permitted by this Agreement. All canceled
Certificates held by the Registrar shall be destroyed and a certification of their destruction delivered to the Trustee.

      SECTION 3.10  Temporary Certificates. Until Definitive Certificates are
ready for delivery, the Trustee shall authenticate temporary Certificates.
Temporary Certificates shall be substantially in the form of Definitive
Certificates but may have insertions, substitutions, omissions and other variations determined to be appropriate by the officers executing the temporary
Certificates, as evidenced by their execution of such temporary Certificates. If temporary Certificates are issued, the Trustee will cause Definitive
Certificates to be prepared without unreasonable delay. After the preparation of
Definitive Certificates, the temporary Certificates shall be exchangeable for
Definitive Certificates upon surrender of the temporary Certificates at the office or agency of the Trustee designated for such purpose pursuant to Section
7.12, without charge to the Certificateholder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall execute, authenticate and deliver in exchange therefor a

                                    13

like face amount of Definitive Certificates of authorized denominations. Until so exchanged, the temporary Certificates shall be entitled to the same benefits under this Agreement as Definitive Certificates.

      SECTION 3.11  Limitation of Liability for Payments. All payments and distributions made to Certificateholders in respect of the Certificates shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of Article IV of this Agreement. Each
Certificateholder, by its acceptance of a Certificate, agrees that it will look solely to the income and proceeds from the Trust Property for any payment or distribution due to such Certificateholder pursuant to the terms of this
Agreement and that it will not have any recourse to the Company, the Trustee, the Loan Trustees, the Liquidity Providers or the Policy Provider, except as otherwise expressly provided herein or in the Intercreditor Agreement.

      The Company is a party to this Agreement solely for purposes of meeting the requirements of the Trust Indenture Act, and therefore shall not have any right, obligation or liability hereunder (except as otherwise expressly provided herein).

      SECTION 3.12  ERISA Legend. All Certificates issued pursuant to this
Agreement shall bear a legend to the following effect (the "ERISA LEGEND")
unless the Company and the Trustee determine otherwise consistent with applicable law:

      "BY ITS ACQUISITION HEREOF, THE HOLDER REPRESENTS THAT (A) NO PLAN
      ASSETS HAVE BEEN USED TO PURCHASE THIS CERTIFICATE OR AN INTEREST
      HEREIN OR (B) THE PURCHASE AND HOLDING OF THIS CERTIFICATE OR AN
      INTEREST HEREIN IS EXEMPT FROM THE PROHIBITED TRANSACTION
      RESTRICTIONS OF ERISA AND THE CODE PURSUANT TO ONE OR MORE
      PROHIBITED TRANSACTION STATUTORY OR ADMINISTRATIVE EXEMPTIONS. THE
      PASS THROUGH TRUST AGREEMENT CONTAINS A PROVISION REQUIRING THE
      TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS CERTIFICATE IN
      VIOLATION OF THE FOREGOING RESTRICTIONS."

      By acceptance of any Certificate bearing the ERISA Legend, each Holder of such a Certificate acknowledges the restrictions on transfer of such Certificate set forth in this Agreement and agrees that it will transfer such Certificate only as provided in this Agreement. The Trustee shall not register a transfer of any Certificate unless such transfer complies with the restrictions on transfer, if any, of such Certificate set forth in such legend.

                                   ARTICLE IV

                          DISTRIBUTIONS; STATEMENTS TO
                               CERTIFICATEHOLDERS

      SECTION 4.01  Certificate Account and Special Payments Account. (a) (a)
The Trustee shall establish and maintain on behalf of the Certificateholders a
Certificate Account as one or more non-interest-bearing accounts. The Trustee shall hold the Certificate Account in trust for the benefit of the
Certificateholders, and shall make or permit withdrawals therefrom only as provided in this Agreement. On each day when a Scheduled Payment is made to the
Trustee under the Intercreditor Agreement, the Trustee upon receipt thereof shall immediately deposit the aggregate amount of such Scheduled Payment in the
Certificate Account.

            (b)     The Trustee shall establish and maintain on behalf of the
Certificateholders a Special Payments Account as one or more accounts, which shall be non-interest bearing except as provided in Section 4.04. The Trustee shall hold the Special Payments Account in trust for the benefit of the
Certificateholders and shall make or permit withdrawals therefrom only as provided in this Agreement. On each day when one or more Special Payments are made to the Trustee under the Intercreditor Agreement, the Trustee, upon receipt thereof, shall immediately deposit the aggregate amount of such Special Payments in the Special Payments Account.

                                       14

            (c)     The Trustee shall cause the Subordination Agent to present to the related Loan Trustee of each Equipment Note such Equipment Note on the date of its stated final maturity or, in the case of the Equipment Note which is to be redeemed in whole pursuant to the related Indenture, on the applicable redemption date under such Indenture.

      SECTION 4.02  Distributions from Certificate Account and Special Payments
Account. (a) (a) On each Regular Distribution Date or as soon thereafter as the
Trustee has confirmed receipt of the payment of all or any part of the Scheduled
Payments due on such date, the Trustee shall distribute out of the Certificate
Account the entire amount deposited therein pursuant to Section 4.01(a). There shall be so distributed to each Certificateholder of record on the Record Date with respect to such Regular Distribution Date (other than as provided in
Section 11.01 concerning the final distribution) by check mailed to such
Certificateholder, at the address appearing in the Register, such
Certificateholder's pro rata share (based on the Fractional Undivided Interest in the Trust held by such Certificateholder) of the total amount in the
Certificate Account, except that, with respect to Certificates registered on the
Record Date in the name of Cede & Co., as nominee for DTC, such distribution shall be made by wire transfer in immediately available funds to the account designated by DTC.

            (b)     On each Special Distribution Date with respect to any
Special Payment or as soon thereafter as the Trustee has confirmed receipt of any Special Payments due on the Equipment Note held in the related Trust or realized upon the sale of such Equipment Note, the Trustee shall distribute out of the Special Payments Account the entire amount of such Special Payment deposited therein pursuant to Section 4.01(b). There shall be so distributed to each Certificateholder of record on the Record Date with respect to such Special
Distribution Date (other than as provided in Section 11.01 concerning the final distribution) by check mailed to such Certificateholder, at the address appearing in the Register, such Certificateholder's pro rata share (based on the
Fractional Undivided Interest in the Trust held by such Certificateholder) of the total amount in the Special Payments Account on account of such Special
Payment, except that, with respect to Certificates registered on the Record Date in the name of Cede & Co., as nominee for DTC, such distribution shall be made by wire transfer in immediately available funds to the account designated by
DTC.

            (c)     The Trustee shall cause notice of each Special Payment to be mailed to each Certificateholder at his address as it appears in the Register.
In the event of redemption or purchase of Equipment Note held in the Trust, such notice shall be mailed not less than 20 days prior to the Special Distribution
Date for the Special Payment resulting from such redemption or purchase, which
Special Distribution Date shall be the date of such redemption or purchase. In the case of distributions pursuant to Section 3.6(e) or Section 3.6(f) of the
Intercreditor Agreement, the Trustee will mail notice to the Certificateholders stating the Special Distribution Date, the related Record Date, the amount of such distribution and the reason for such distribution. In the case of any other
Special Payments, such notice shall be mailed as soon as practicable after the
Trustee has confirmed that it has received funds for such Special Payment, stating the Special Distribution Date for such Special Payment which shall occur not less than 20 days after the date of such notice and as soon as practicable thereafter. Notices mailed by the Trustee shall set forth:

                    (i)     the Special Distribution Date and the Record Date
      therefor (except as otherwise provided in Section 11.01),

                    (ii)    the amount of the Special Payment for each $1,000
      face amount Certificate and the amount thereof constituting principal, premium, if any, and interest,

                    (iii)   the reason for the Special Payment, and

                    (iv)    if the Special Distribution Date is the same date as
      a Regular Distribution Date, the total amount to be received on such date for each $1,000 face amount of Certificates.

      If the amount of premium, if any, payable upon the redemption or purchase of an Equipment Note, has not been calculated at the time that the Trustee mails notice of a Special Payment, it shall be sufficient if the notice sets forth the other amounts to be distributed and states that any premium received will also be distributed.

                                       15

      If any redemption of the Equipment Note held in the Trust is canceled, the
Trustee, as soon as possible after learning thereof, shall cause notice thereof to be mailed to each Certificateholder at its address as it appears on the
Register.

      SECTION 4.03  Statements to Certificateholders. (a) (a) On each
Distribution Date, the Trustee will include with each distribution to
Certificateholders of a Scheduled Payment or Special Payment, as the case may be, a statement setting forth the information provided below. Such statement shall set forth (per $1,000 face amount of Certificates as to (ii) and (iii)
below) the following information:

                    (i)     the aggregate amount of funds distributed on such
      Distribution Date hereunder, indicating the amount allocable to each source including any portion thereof paid by the Liquidity Providers and/or the Policy Provider;

                    (ii)    the amount of such distribution hereunder allocable
      to principal and the amount allocable to Break Amount (as defined in the
      Intercreditor Agreement) and premium, if any;

                    (iii)   the amount of such distribution hereunder allocable
      to interest;

                    (iv)    the Pool Balance and the Pool Factor; and

                    (v)     Three-Month LIBOR for the current and immediately
      preceding Interest Periods.

      With respect to the Certificates registered in the name of Cede & Co., as nominee for DTC, on the Record Date prior to each Distribution Date, the Trustee will request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all Agent Members reflected on DTC's books as holding interests in the Certificates on such Record Date. On each Distribution
Date, the Trustee shall mail to each such Agent Members the statement described above and will make available additional copies as requested by such Agent
Members for forwarding to holders of interests in the Certificates.

            (b)     Within a reasonable period of time after the end of each
calendar year but not later than the latest date permitted by law, the Trustee shall furnish to each Person who at any time during such calendar year was a
Certificateholder of record a statement containing the sum of the amounts determined pursuant to clauses (a)(i), (a)(ii), (a)(iii), (a)(iv) and (a)(v)
above for such calendar year or, in the event such Person was a
Certificateholder of record during a portion of such calendar year, for such portion of such year, and such other items as are readily available to the
Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its federal income tax returns. Such statement and such other items shall be prepared on the basis of information supplied to the Trustee by the Agent Members and shall be delivered by the Trustee to such Agent Members to be available for forwarding by such
Agent Members to the holders of interests in the Certificates in the manner described in Section 4.03(a).

            (c)     Promptly following any early redemption or purchase of, or any default in the payment of principal or interest in respect of, any of the
Equipment Note held in the Trust, the Trustee shall furnish to
Certificateholders of record on such date a statement setting forth (x) the expected Pool Balances for each subsequent Regular Distribution Date, (y) the related Pool Factors for such Regular Distribution Dates and (z) the expected principal distribution schedule of the Equipment Note, in the aggregate, held as
Trust Property at the date of such notice. The Trustee will mail to each such
Agent Member the statement described above and will make available additional copies as requested by such Agent Member for forwarding to holders of interests in the Certificates.

      SECTION 4.04  Investment of Special Payment Moneys. Any money received by the Trustee pursuant to Section 4.01(b) representing a Special Payment which is not distributed on the date received shall, to the extent practicable, be invested in Permitted Investments by the Trustee pending distribution of such
Special Payment pursuant to Section 4.02. Any investment made pursuant to this
Section 4.04 shall be in such Permitted Investments having maturities not later than the date that such moneys are required to be used to make the payment required

                                       16

under Section 4.02 on the applicable Special Distribution Date and the Trustee shall hold any such Permitted Investments until maturity. The Trustee shall have no liability with respect to any investment made pursuant to this Section 4.04, other than by reason of the willful misconduct or negligence of the Trustee. All income and earnings from such investments shall be distributed on such Special
Distribution Date as part of such Special Payment.

                                    ARTICLE V

                                   THE COMPANY

      SECTION 5.01  Maintenance of Corporate Existence. The Company, at its own
cost and expense, will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, except as permitted by Section 5.02.

      SECTION 5.02  Consolidation, Merger, etc. The Company shall not consolidate with or merge into any other Person under circumstances in which the
Company is not the surviving corporation, or convey, transfer or lease in one or more transactions all or substantially all of its assets to any other Person, unless:

            (a)     such Person is organized, existing and in good standing
under the Laws of the United States, any State of the United States or the
District of Columbia and, upon consummation of such transaction, such Person will be a U.S. Air Carrier (as defined in the Financing Documents); and

            (b)     the Person formed by such consolidation or into which the
Company is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety shall execute and deliver to the Trustee a duly authorized, valid, binding and enforceable agreement in form and substance reasonably satisfactory to the Trustee containing an assumption by such successor corporation or Person of the due and punctual performance and observance of each covenant and condition of this
Agreement, the Other Pass Through Trust Agreement and each Financing Document to be performed or observed by the Company.

      Upon any consolidation or merger, or any conveyance, transfer or lease of substantially all of the assets of the Company as an entirety in accordance with this Section 5.02, the successor corporation or Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such successor corporation or Person had been named as the
Company herein. No such conveyance, transfer or lease of substantially all of the assets of the Company as an entirety shall have the effect of releasing any successor corporation or Person which shall have become such in the manner prescribed in this Section 5.02 from its liability in respect of this Agreement and any Financing Document to which it is a party.

                                   ARTICLE VI

                                     DEFAULT

      SECTION 6.01  Events of Default. (i) (a) Exercise of Remedies. Upon the
      occurrence and during the continuation of any Indenture Default under any
      Indenture, with ten days' written notice to the Trustee and each
      Certificateholder, the Trustee may, to the extent it is the Controlling
      Party at such time (as determined pursuant to the Intercreditor
      Agreement), direct the exercise of remedies as provided in the
      Intercreditor Agreement.

            (b)     Purchase Rights of Certificateholders. Upon the occurrence and during the continuation of a Triggering Event:

                    (i)     If the holders of the Certificates or any class of
      Senior Additional Certificates are then represented by the related trustee as the Controlling Party (the "CONTROLLING SENIOR CLASS"), the holders of any other class ranking pari passu with the Controlling Senior Class, with ten days' written notice to the applicable trustee and each holder of pass through certificates of the same class and to the trustee for each other class ranking pari passu with the Controlling Senior Class, will have the right to purchase all of the certificates of the Controlling Senior Class;
      provided that prior to the end of the ten-day

                                       17

      notice period, any holder of any class (other than the Controlling Senior
      Class) of certificate ranking pari passu with the Controlling Senior Class may elect to participate in such purchase on a pro rata basis based upon the outstanding Pool Balance of the certificates of such class held by such holder; provider further any such holder not electing to participate in such purchase will lose such purchase right;

                    (ii)    the holders of the Class B-1 Certificates or any
      class of Junior Additional Certificates, with ten days' written notice to the applicable trustee and each holder of pass through certificates of the same class and to the trustee for each other class ranking pari passu with such class, will have the right (which shall not expire notwithstanding the exercise of the right specified in Section 6.01(b)(i) by any holder of a Certificate or Senior Additional Certificate) to purchase all of the
      Certificates and each class of Senior Additional Certificates; provided that prior to the end of the ten-day notice period, any other holder of
      Class B-1 Certificates or any class of Junior Additional Certificates may elect to participate in any such purchase on a pro rata basis based upon the outstanding Pool Balance of the certificates of such class held by such holder; provided further any such holder not electing to participate in such purchase will lose such purchase right. Following any such purchase, the purchasing holder(s) will have the right to (x) surrender the Policy or the applicable Additional Policy for cancellation (thereby releasing the Policy Provider or the related Additional Policy Provider from their respective obligations under the Policy or the related
      Additional Policy, as the case may be), (y) pay to the Policy Provider or to such Additional Policy Provider all outstanding Policy Provider Amounts
      (other than any amount referred to in clause (c) of the definition of
      Excess Reimbursement Obligations related to the Policy or the related
      Additional Policy, as applicable) and (z) pay to the Primary Liquidity
      Provider or to the related Additional Primary Liquidity Provider all outstanding Liquidity Obligations and upon such surrender of the Policy or the related Additional Policy and such payments, the Policy or the related
      Additional Policy and the Primary Liquidity Facility or the related
      Additional Primary Liquidity Facility shall be terminated. For the avoidance of doubt, the surrender of the Policy shall not be effective until such payments to the Policy Provider or the related Additional
      Policy Provider and the Primary Liquidity Provider or the related
      Additional Primary Liquidity Provider have been made in full. After any such surrender and payments, the Certificates or the related class of
      Senior Additional Certificates, as the case may be, will no longer be entitled to the benefits of the Policy or the Primary Liquidity Facility or such Additional Policy or such Additional Primary Liquidity Facility, as the case may be;

                    (iii)   if the holders of the Class B-1 Certificates or any
      class of Junior Additional Certificates (the "CONTROLLING JUNIOR CLASS")
      are then represented by the related trustee as the Controlling Party, the holders of any other class ranking pari passu with the Controlling Junior
      Class will, with ten days' written notice to the applicable trustee and each holder of pass through certificates of the same class and to the trustee for each other class ranking pari passu with the Controlling
      Junior Class, have the right to purchase all of the certificates of the
      Controlling Junior Class; provided that prior to the end of the ten-day notice period, any holder of any class (other than the Controlling Junior
      Class) ranking pari passu with the Controlling Junior Class may elect to participate in such purchase on a pro rata basis based upon the outstanding Pool Balance of the certificates of such class held by such holder; provided further any such holder not electing to participate in such purchase will lose such purchase right.

      Whether or not the purchase right specified in Section 6.01(b)(i) has been exercised, if the Policy Provider or an Additional Policy Provider is at the
time the Controlling Party, the Policy Provider or an Additional Policy Provider
(as long as no Policy Provider Default or Additional Policy Provider Default
with respect to such Additional Policy Provider, as applicable, has occurred and is continuing) (the "Potential Provider Controlling Party") which would be the
Controlling Party were the then Controlling Party no longer the Leading Policy
Provider will, with ten days' written notice (such notice to be given no later than 120 days after the occurrence of a Triggering Event that is continuing) to the applicable trustee and each holder of the applicable Senior Certificates, have the right to purchase all of the Senior Certificates which are insured by the then Controlling Party. Following such purchase of the applicable Senior
Certificates, the Potential Provider Controlling Party shall surrender the
Policy or Additional Policy, as applicable, insuring the purchased Senior
Certificates to the provider thereof for cancellation (thereby releasing such provider from its obligations under the Policy or the applicable Additional
Policy), pay to the Policy Provider or to such Additional Policy Provider all outstanding Policy Provider Amounts (other than any amount referred to in clause
(c) of the definition of Excess Reimbursement Obligations related to the Policy or the related Additional Policy, as applicable) and pay to the Primary
Liquidity Provider or to the related Additional

                                       18

Primary Liquidity Provider all outstanding Liquidity Obligations and upon such surrender of the Policy or the related Additional Policy and such payments, the
Policy or the related Additional Policy and the Primary Liquidity Facility or
the related Additional Primary Liquidity Facility shall be terminated. After any such surrender and payments, the applicable Senior Certificates will no longer be entitled to the benefits of the Policy or the Primary Liquidity Facility or such Additional Policy or such Additional Primary Liquidity Facility, as the case may be. If the Potential Provider Controlling Party (or a Subsequent
Potential Provider Controlling Party) fails to exercise its purchase right specified in the foregoing provisions of this paragraph (or this sentence in the case of a Subsequent Potential Provider Controlling Party) for 120 days from the date on which the Potential Provider Controlling Party (or such Subsequent
Potential Provider Controlling Party) first becomes entitled to exercise such purchase right (such Potential Provider Controlling Party (or such Subsequent
Potential Provider Controlling Party) being a "Non-Purchasing Provider"), the
Policy Provider or an Additional Policy Provider (a "Subsequent Potential
Provider Controlling Party") that would be the Potential Provider Controlling
Party were all of Non-Purchasing Providers not to be insuring any class of
Senior Certificates, such Subsequent Potential Provider Controlling Party shall be entitled to exercise such purchase right as if it were the Potential Provider
Controlling Party, provided that it will be required to purchase both the Senior
Certificates insured by the then Controlling Party and the Senior Certificates insured by each Non-Purchasing Provider. Notwithstanding the foregoing, the purchase right described in the foregoing provisions of this paragraph may not be exercised if any holder of Class B-1 Certificates or any class of Junior
Additional Certificates notifies its intention to exercise its purchase right pursuant to Section 6.01(b)(ii). The purchase right under this paragraph will be terminated upon the consummation of a purchase pursuant to Section 6.01(b)(ii).

      Whether or not any holder of Class B-1 Certificates or any class of Junior
Additional Certificates have purchased or elected to purchase the Certificates and each class of Senior Additional Certificates (and whether or not the purchase right provided in Section 6.01(b)(i) has been exercised), the Policy
Provider (as long as no Policy Provider Default has occurred and is continuing)
and each Additional Policy Provider (as long as no Additional Policy Provider
Default has occurred and is continuing with respect to such Additional Policy
Provider) shall have the right to purchase all of the Certificates or all of the applicable related class of Senior Additional Certificates if 120 days have elapsed since the occurrence of a Triggering Event that is continuing, unless the Policy or such Additional Policy has been surrendered as described in paragraph (ii) above or the holders of Certificates or such class of Additional
Certificates, as the case may be, elect to (x) surrender the Policy or such
Additional Policy for cancellation (thereby releasing the Policy Provider or such Additional Policy Provider from their respective obligations under the
Policy or the related Additional Policy), (y) pay to the Policy Provider or to
such Additional Policy Provider all outstanding Policy Provider Amounts (other than any amount referred to in clause (c) of the definition of Excess
Reimbursement Obligations related to the Policy or the related Additional
Policy, as applicable) and (z) pay to the Primary Liquidity Provider or to the
related Additional Primary Liquidity Provider all outstanding Liquidity
Obligations and upon such surrender of the Policy or the related Additional
Policy and such payments, the Policy or the related Additional Policy and the
Primary Liquidity Facility or the related Additional Primary Liquidity Facility shall be terminated.

      For the avoidance of doubt, the surrender of the Policy shall not be effective until such payments to the Policy Provider or to such Additional
Policy Provider and to the Primary Liquidity Provider or the related Additional
Primary Liquidity Provider have been made in full. The holders of the
Certificates or such class of Senior Additional Certificates electing to surrender the Policy or such Additional Policy, as the case may be, and make such payments may do so only upon the purchase of the Certificates or such class of Senior Additional Certificates of any holders thereof that do not elect to surrender the Policy or such Additional Policy and make such payments. After any such surrender and payments, the Certificates or the related class of Additional
Certificates, as the case may be, will no longer be entitled to the benefits of the Policy or the Primary Liquidity Facility or such Additional Policy or such
Additional Primary Liquidity Facility, as the case may be.

      In each case, the purchase price of each class of certificates purchased as provided in this Section 6.01(b) will be equal to the applicable Pool Balance of such certificates together with accrued and unpaid interest thereon to the date of such purchase, plus Break Amount, if any, and including any other amounts then due and payable to the certificateholders under this Agreement, the
Intercreditor Agreement or any applicable Financing Document or on or in respect of such certificates; provided, however, that if such purchase occurs after a
Record Date, such purchase price shall be reduced by the amount to be distributed hereunder or under the applicable pass through trust agreement to the holders of such certificates on the related Distribution Date (which deducted amounts shall remain

                                       19

distributable to, and may be retained by, the Certificateholder as of such
Record Date). Each payment of the purchase price of certificates referred to in the first sentence hereof shall be made to an account or accounts designated by the Trustee, and each such purchase shall be subject to the terms of this
Section 6.01(b). Each Certificateholder agrees by its acceptance of its
Certificate that it will, subject to Section 3.04 hereof, upon payment of the purchase price set forth in the first sentence of this paragraph, forthwith sell, assign, transfer and convey to the purchaser(s) thereof (without recourse, representation or warranty of any kind except for its own acts), all of the right, title, interest and obligation of such Certificateholder in this
Agreement, the Intercreditor Agreement, the Liquidity Facilities, the Policy,
the Financing Documents and all Certificates held by such Certificateholder
(excluding all right, title and interest under any of the foregoing to the extent such right, title or interest is with respect to an obligation not then due and payable as respects any action or inaction or state of affairs occurring prior to such sale) and the purchaser shall assume all of such
Certificateholder's obligations under this Agreement, the Intercreditor
Agreement, the Liquidity Facilities, the Policy, the Financing Documents and all
such Certificates. The Certificates will be deemed to be purchased on the date payment of the purchase price is made notwithstanding the failure of the
Certificateholders to deliver any Certificates (whether in the form of
Definitive Certificates or beneficial interests in Global Certificates) and, upon such a purchase, (i) the only rights of the Certificateholders will be to deliver the Certificates to the purchaser(s) and receive the purchase price for such Certificates and (ii) if the purchaser(s) shall so request, such
Certificateholder will comply with all the provisions of Section 3.04 hereof to enable new Certificates to be issued to the purchaser in such denominations as it shall request. All charges and expenses in connection with the issuance of any such new Certificates shall be borne by the purchaser thereof.

      References herein to the termination of a Policy or an Additional Policy or release of a Policy Provider, in each case, following the surrender of a
Policy or an Additional Policy to a Policy Provider shall not include the release of the obligations of such Policy Provider or the applicable Additional
Policy Provider with respect to any payment on the applicable Insured Senior
Certificates made prior to the termination of such Policy or Additional Policy and release of such Policy Provider or the applicable Additional Policy Provider which becomes an Avoided Payment subsequent to such termination and release and the obligations of such Policy Provider or applicable Additional Policy Provider under the Policy or such Additional Policy, as applicable, shall continue with respect to such Avoided Payment as and to the extent set forth in such terminated Policy.

      SECTION 6.02  Incidents of Sale of Equipment Note. Upon any sale of all or any part of the Equipment Note made either under the power of sale given under this Agreement or otherwise for the enforcement of this Agreement, the following shall be applicable:

            (a)     Certificateholders and Trustee May Purchase Equipment Note.
Any Certificateholder, the Trustee in its individual or any other capacity or any other Person may bid for and purchase any of the Equipment Note, and upon compliance with the terms of sale, may hold, retain, possess and dispose of such
Equipment Note in their own absolute right without further accountability.

            (b)     Receipt of Trustee Shall Discharge Purchaser. The receipt of the Trustee making such sale shall be a sufficient discharge to any purchaser for his purchase money, and, after paying such purchase money and receiving such receipt, such purchaser or its personal representative or assigns shall not be obliged to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or non-application thereof.

            (c)     Application of Moneys Received upon Sale. Any moneys
collected by the Trustee upon any sale made either under the power of sale given by this Agreement or otherwise for the enforcement of this Agreement shall be applied as provided in Section 4.02.

      SECTION 6.03  Judicial Proceedings Instituted by Trustee; Trustee May
Bring Suit. If there shall be a failure to make payment of the principal of, premium, if any, or interest on the Equipment Note, then the Trustee, in its own name and as trustee of an express trust, as holder of such Equipment Note, to the extent permitted by and in accordance with the terms of the Intercreditor
Agreement and the Financing Documents, shall be entitled and empowered to institute any suits, actions or proceedings at law, in equity or otherwise, for the collection of the sums so due and unpaid on such Equipment Note and may prosecute any such claim or proceeding to judgment or final decree with respect to the whole amount of any such sums so due and unpaid.

                                       20

      SECTION 6.04  Control by Certificateholders. Subject to Section 6.03 and
the Intercreditor Agreement, the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Trust or pursuant to the terms of the Intercreditor Agreement, or exercising any trust or power conferred on the Trustee under this Agreement or the Intercreditor Agreement, including any right of the Trustee as Controlling
Party under the Intercreditor Agreement or as holder of the Equipment Note, provided that:

            (a)     such Direction shall not be in conflict with any rule of law or with this Agreement and would not involve the Trustee in personal liability or expense,

            (b)     the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Certificateholders not taking part in such
Direction, and

            (c)     the Trustee may take any other action deemed proper by the
Trustee which is not inconsistent with such Direction.

      SECTION 6.05  Waiver of Past Defaults. Subject to the Intercreditor
Agreement, the Certificateholders holding Certificates evidencing Fractional
Undivided Interests aggregating not less than a majority in interest in the
Trust (i) may on behalf of all of the Certificateholders waive any past Event of
Default hereunder and its consequences or (ii) if the Trustee is the Controlling
Party, may direct the Trustee to instruct the applicable Loan Trustee to waive any past Indenture Default under any Indenture and its consequences, and thereby annul any Direction given by such Certificateholders or the Trustee to such Loan
Trustee with respect thereto, except a default:

            (a)     in the deposit of any Scheduled Payment or Special Payment under Section 4.01 or in the distribution of any payment under Section 4.02 on the Certificates, or

            (b)     in the payment of the principal of (premium or Break Amount, if any) or interest on the Equipment Note, or

            (c)     in respect of a covenant or provision hereof which under
Article IX cannot be modified or amended without the consent of each
Certificateholder holding an Outstanding Certificate affected thereby.

      Upon any such waiver, such default shall cease to exist with respect to the Certificates and any Event of Default arising therefrom shall be deemed to have been cured for every purpose and any direction given by the Trustee on behalf of the Certificateholders to the relevant Loan Trustee shall be annulled with respect thereto; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Upon any such waiver, the Trustee shall vote the Equipment Note issued under the relevant
Indenture to waive the corresponding Indenture Default.

      SECTION 6.06  Right of Certificateholders to Receive Payments Not to Be
Impaired. Anything in this Agreement to the contrary notwithstanding, including, without limitation, Section 6.07 hereof, but subject to the Intercreditor
Agreement, the right of any Certificateholder to receive distributions of payments required pursuant to Section 4.02 hereof on the Certificates when due, or to institute suit for the enforcement of any such payment on or after the applicable Regular Distribution Date or Special Distribution Date, shall not be impaired or affected without the consent of such Certificateholder.

      SECTION 6.07  Certificateholders May Not Bring Suit Except Under Certain
Conditions. A Certificateholder shall not have the right to institute any suit, action or proceeding at law or in equity or otherwise with respect to this
Agreement, for the appointment of a receiver or for the enforcement of any other remedy under this Agreement, unless:

            (a)     such Certificateholder previously shall have given written notice to the Trustee of a continuing Event of Default;

                                       21

            (b)     Certificateholders holding Certificates evidencing
Fractional Undivided Interests aggregating not less than 25% of the Trust shall have requested the Trustee in writing to institute such action, suit or proceeding and shall have offered to the Trustee indemnity as provided in
Section 7.03(e);

            (c)     the Trustee shall have refused or neglected to institute
such an action, suit or proceeding for 60 days after receipt of such notice, request and offer of indemnity; and

            (d)     no direction inconsistent with such written request shall
have been given to the Trustee during such 60-day period by Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust.

      It is understood and intended that no one or more of the
Certificateholders shall have any right in any manner whatsoever hereunder or under the Certificates to (i) surrender, impair, waive, affect, disturb or prejudice any property in the Trust Property or the lien of any Indenture on any property subject thereto, or the rights of the Certificateholders or the holders of the Equipment Note, (ii) obtain or seek to obtain priority over or preference with respect to any other such Certificateholder or (iii) enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all the Certificateholders subject to the provisions of this Agreement.

      SECTION 6.08  Remedies Cumulative. Every remedy given hereunder to the
Trustee or to any of the Certificateholders shall not be exclusive of any other remedy or remedies, and every such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter given by statute, law, equity or otherwise.

                                   ARTICLE VII

                                   THE TRUSTEE

      SECTION 7.01  Certain Duties and Responsibilities. (a) (a) Except during the continuation of an Event of Default, the Trustee undertakes to perform such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee.

            (b)     In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this
Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of its own affairs.

            (c)     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

                    (1)   this Subsection shall not be construed to limit the
      effect of Subsection (a) of this Section; and

                    (2)   the Trustee shall not be liable for any error of
      judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

            (d)     Whether or not herein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this
Section.

      SECTION 7.02  Notice of Defaults. As promptly as practicable after, and in any event within 90 days after, the occurrence of any default (as such term is defined below) hereunder, the Trustee shall transmit by mail to the Company, the
Loan Trustees, the Policy Provider and the Certificateholders in accordance with
Section 313(c) of the Trust Indenture Act, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived;
provided, however, that, except in the case of a default on the payment of the principal, premium, if any, Break Amount, if any, or interest on the Equipment
Note held in the Trust, the Trustee shall be

                                       22

protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible
Officers of the Trustee in good faith determine that the withholding of such notice is in the best interests of the Certificateholders. For the purpose of this Section, the term "DEFAULT" means any event that is, or after notice or lapse of time or both would become, an Event of Default.

      SECTION 7.03  Certain Rights of Trustee. Subject to the provisions of
Section 315 of the Trust Indenture Act:

            (a)     the Trustee may rely and shall be protected in acting or
refraining from acting in reliance upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (b)     any request or direction of the Company mentioned herein
shall be sufficiently evidenced by a written description of the subject matter thereof accompanied by an Officer's Certificate and an Opinion of Counsel as
provided in Section 1.02 of this Agreement;

            (c)     whenever in the administration of this Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate of the Company or any Loan Trustee;

            (d)     the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

            (e)     the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the Direction of any of the Certificateholders pursuant to this Agreement, unless such
Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which might be incurred by it in compliance with such Direction;

            (f)     the Trustee shall not be bound to make any investigation
into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document;

            (g)     the Trustee may execute any of the trusts or powers under
this Agreement or perform any duties under this Agreement either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it under this Agreement;

            (h)     the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the
Direction of the Certificateholders holding Certificates evidencing Fractional
Undivided Interests aggregating not less than a majority in interest in the
Trust relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

            (i)     the Trustee shall not be required to expend or risk its own funds in the performance of any of its duties under this Agreement, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

      SECTION 7.04  Not Responsible for Recitals or Issuance of Certificates.
The recitals contained herein and in the Certificates, except the certificates of authentication, shall not be taken as the statements of the Trustee, and the
Trustee assumes no responsibility for their correctness. Subject to Section
7.15, the Trustee makes no representations as to the validity or sufficiency of this Agreement, the Equipment Note, the Intercreditor Agreement,

                                       23

the Certificates or any other Financing Document, except that the Trustee hereby represents and warrants that this Agreement has been, and the Intercreditor
Agreement, the Note Purchase Agreement and each Certificate will be, executed, authenticated and delivered by one of its officers who is duly authorized to execute, authenticate and deliver such document on its behalf.

      SECTION 7.05  May Hold Certificates. The Trustee, any Paying Agent,
Registrar or any of their Affiliates or any other agent in their respective individual or any other capacity may become the owner or pledgee of Certificates and, subject to Sections 310(b) and 311 of the Trust Indenture Act, if
applicable, may otherwise deal with the Company or the Loan Trustees with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

      SECTION 7.06  Money Held in Trust. Money held by the Trustee or the Paying
Agent in trust hereunder need not be segregated from other funds except to the extent required herein or by law and neither the Trustee nor the Paying Agent shall have any liability for interest upon any such moneys except as provided for herein.

      SECTION 7.07  Compensation and Reimbursement. The Company agrees:

            (a)     to pay, or cause to be paid, to the Trustee from time to
time reasonable compensation for all services rendered by it hereunder as set forth in a written fee letter dated the date hereof between the Company and the
Trustee, which letter is incorporated herein by reference (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); and

            (b)     except as otherwise expressly provided herein, to reimburse, or cause to be reimbursed, the Trustee upon its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the
Trustee in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its undertaking its normal administrative functions, or its negligence, willful misconduct or bad faith or as may be incurred due to the
Trustee's breach of its representations and warranties set forth in Section
7.15.

      With respect to paragraph (b) above, the Trustee shall notify the Company promptly of any claim for which it may seek indemnity and the Company shall make payment on any such claim within 30 days of written demand thereof (delivered together with supporting documentation). The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel with the consent of the Company and the Company will pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made, in settlement or otherwise, without its consent.

      SECTION 7.08  Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be eligible to act as a trustee under
Section 310(a) of the Trust Indenture Act and shall have a combined capital and surplus of at least $75,000,000 (or a combined capital and surplus in excess of
$5,000,000 and the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the United States, any state or territory thereof or of the District of Columbia and having a combined capital and surplus of at least $75,000,000). If such corporation publishes reports of conditions at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 7.08, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published.

      In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.08 to act as Trustee, the Trustee shall resign immediately as Trustee in the manner and with the effect specified in
Section 7.09.

      SECTION 7.09  Resignation and Removal; Appointment of Successor. (a) (a)
No resignation or removal of the Trustee and no appointment of a successor
Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 7.10.

                                       24

            (b)     The Trustee may resign at any time as trustee by giving
prior written notice thereof to the Company, the Authorized Agents and the Loan
Trustees. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Company, the Authorized Agents, the Loan Trustees and the
Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            (c)     The Trustee may be removed at any time by Direction of the
Certificateholders holding Certificates evidencing Fractional Undivided
Interests aggregating not less than a majority in interest in the Trust delivered to the Trustee and to the Company and the Loan Trustees.

            (d)     If at any time:

                    (1)   the Trustee shall fail to comply with Section 310 of
      the Trust Indenture Act, if applicable, after written request therefor by the Company or by any Certificateholder who has been a bona fide
      Certificateholder for at least six months; or

                    (2)   the Trustee shall cease to be eligible under Section
      7.08 and shall fail to resign after written request therefor by the
      Company or by any such Certificateholder; or

                    (3)   the Trustee shall become incapable of acting or
      shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any case, (i) the Company may remove the Trustee or (ii) any
Certificateholder who has been a bona fide Certificateholder for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            (e)     If a Responsible Officer of the Trustee shall obtain actual knowledge of an Avoidable Tax which has been or is likely to be asserted, the
Trustee shall promptly notify the Company and shall, within 30 days of such notification, resign hereunder unless within such 30-day period the Trustee shall have received notice that the Company has agreed to pay such tax. The
Company shall promptly appoint a successor Trustee in a jurisdiction where there are no Avoidable Taxes.

            (f)     If the Trustee shall resign, be removed or become incapable of acting or if a vacancy shall occur in the office of the Trustee for any cause, the Company shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or other occurrence of such vacancy, a successor Trustee shall be appointed by Direction of the
Certificateholders holding Certificates evidencing Fractional Undivided
Interests aggregating not less than a majority in interest in the Trust delivered to the Company, the Loan Trustees and the retiring Trustee, and the
Company approves such appointment, which approval shall not be unreasonably withheld, then the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed as provided above. If no successor Trustee shall have been so appointed as provided above and accepted appointment in the manner hereinafter provided, any Certificateholder who has been a bona fide
Certificateholder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

            (g)     The successor Trustee shall give notice of the resignation and removal of the Trustee and appointment of the successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the
Certificateholders as their names and addresses appear in the Register. Each notice shall include the name of such successor Trustee and the address of its
Corporate Trust Office.

      SECTION 7.10  Acceptance of Appointment by Successor. Every successor
Trustee appointed hereunder shall execute and deliver to the Company, the
Authorized Agents and the Loan Trustees and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall

                                       25

become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor
Trustee, such retiring Trustee shall execute and deliver an instrument transferring to such successor Trustee all such rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor
Trustee all Trust Property held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 7.07. Upon request of any such successor Trustee, the Company, the retiring Trustee and such successor
Trustee shall execute and deliver any and all instruments containing such provisions as shall be necessary or desirable to transfer and confirm to, and for more fully and certainly vesting in, such successor Trustee all such rights, powers and trusts.

      No institution shall accept its appointment as a Trustee hereunder unless at the time of such acceptance such institution shall be qualified and eligible under this Article VII.

      SECTION 7.11  Merger, Conversion, Consolidation or Succession to Business.
Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the
Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article VII, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Certificates shall have been executed or authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such execution or authentication and deliver the Certificates so executed or authenticated with the same effect as if such successor Trustee had itself executed or authenticated such Certificates.

      SECTION 7.12  Maintenance of Agencies. (a) (a) There shall at all times be maintained an office or agency in the location set forth in Section 12.03 where
Certificates may be presented or surrendered for registration of transfer or for exchange, and for payment thereof and where notices and demands to or upon the
Trustee in respect of such certificates or this Agreement may be served;
provided, however, that, if it shall be necessary that the Trustee maintain an office or agency in another location (e.g., the Certificates shall be represented by Definitive Certificates and shall be listed on a national securities exchange), the Trustee will make all reasonable efforts to establish such an office or agency. Written notice of the location of each such other office or agency and of any change of location thereof shall be given by the
Trustee to the Company, the Loan Trustees (in the case of any Loan Trustee, at its address specified in the Financing Documents or such other address as may be notified to the Trustee) and the Certificateholders. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Trustee.

            (b)     There shall at all times be a Registrar and a Paying Agent hereunder with respect to the Certificates. Each such Authorized Agent shall be a bank or trust company, shall be a corporation organized and doing business under the laws of the United States or any state, with a combined capital and surplus of at least $75,000,000, or, if the Trustee shall be acting as the
Registrar or Paying Agent hereunder, a corporation having a combined capital and surplus in excess of $5,000,000, the obligations of which are guaranteed by a corporation organized and doing business under the laws of the United States or any state, with a combined capital and surplus of at least $75,000,000, and shall be authorized under such laws to exercise corporate trust powers, subject to supervision by Federal or state authorities. The Trustee shall initially be the Paying Agent and, as provided in Section 3.04, Registrar hereunder with respect to the Certificates. Each Registrar shall furnish to the Trustee, at stated intervals of not more than six months, and at such other times as the
Trustee may request in writing, a copy of the Register maintained by such
Registrar.

            (c)     Any corporation into which any Authorized Agent may be
merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authorized
Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authorized Agent, shall be the successor of such Authorized
Agent hereunder, if such successor corporation is otherwise eligible under this
Section, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor corporation.

                                       26

            (d)     Any Authorized Agent may at any time resign by giving
written notice of resignation to the Trustee, the Company and the Loan Trustees.
The Company may, and at the request of the Trustee shall, at any time terminate the agency of any Authorized Agent by giving written notice of termination to such Authorized Agent and to the Trustee. Upon the resignation or termination of an Authorized Agent or in case at any time any such Authorized Agent shall cease to be eligible under this Section (when, in either case, no other Authorized
Agent performing the functions of such Authorized Agent shall have been appointed), the Company shall promptly appoint one or more qualified successor
Authorized Agents, reasonably satisfactory to the Trustee, to perform the functions of the Authorized Agent which has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section. The
Company shall give written notice of any such appointment made by it to the
Trustee and the Loan Trustees; and in each case the Trustee shall mail notice of such appointment to all Certificateholders as their names and addresses appear on the Register.

            (e)     The Company agrees to pay, or cause to be paid, from time to time to each Authorized Agent reasonable compensation for its services and to reimburse it for its reasonable expenses as set forth in the letter agreement referred to in Section 7.07 hereof.

      SECTION 7.13  Money for Certificate Payments to Be Held in Trust. All
moneys deposited with any Paying Agent for the purpose of any payment on
Certificates shall be deposited and held in trust for the benefit of the
Certificateholders entitled to such payment, subject to the provisions of this
Section. Moneys so deposited and held in trust shall constitute a separate trust fund for the benefit of the Certificateholders with respect to which such money was deposited.

      The Trustee may at any time, for the purpose of obtaining the satisfaction and discharge of this Agreement or for any other purpose, direct any Paying
Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

      SECTION 7.14  Registration of Equipment Note in Name of Subordination
Agent. The Trustee agrees that all Equipment Note to be purchased by the Trust shall be issued in the name of the Subordination Agent or its nominee and held by the Subordination Agent in trust for the benefit of the Certificateholders, or, if not so held, the Subordination Agent or its nominee shall be reflected as the owner of such Equipment Note in the register of the issuer of such Equipment
Note.

      SECTION 7.15  Representations and Warranties of Trustee. The Trustee
hereby represents and warrants that:

            (a)     the Trustee is a Delaware banking corporation organized and validly existing in good standing under the laws of the State of Delaware;

            (b)     the Trustee has full power, authority and legal right to
execute, deliver, and perform this Agreement, the Intercreditor Agreement, the
Note Purchase Agreement and the Financing Documents to which it is a party and has taken all necessary action to authorize the execution, delivery, and performance by it of this Agreement, the Intercreditor Agreement, the Note
Purchase Agreement and the Financing Documents to which it is a party;

            (c)     the execution, delivery and performance by the Trustee of
this Agreement, the Intercreditor Agreement, the Note Purchase Agreement and the
Financing Documents to which it is a party (i) will not violate any provision of
United States federal law or the law of the State of Delaware where it is located governing the banking and trust powers of the Trustee or any order, writ, judgment, or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets, (ii) will not violate any provision of the articles of association or by-laws of the Trustee, or (iii)
will not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Property pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have an adverse

                                       27

effect on the Trustee's performance or ability to perform its duties hereunder or thereunder or on the transactions contemplated herein or therein;

            (d)     the execution, delivery and performance by the Trustee of
this Agreement, the Intercreditor Agreement, the Note Purchase Agreement, and
the Financing Documents to which it is a party will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the State of Delaware regulating the banking and corporate trust activities of the Trustee;

            (e)     this Agreement, the Intercreditor Agreement, the Note
Purchase Agreement, and the Financing Documents to which it is a party have been duly executed and delivered by the Trustee and constitute the legal, valid, and binding agreements of the Trustee, enforceable against it in accordance with their respective terms, provided that enforceability may be limited by (i)
applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law; and

            (f)     the statements made by it in a Statement of Eligibility on
Form T-1 supplied or to be supplied to the Company in connection with the registration of any Certificates are and will be true and accurate subject to the qualifications set forth therein; and that such statement complies and will comply in all material respects with the requirements of the Trust Indenture Act and the Securities Act.

      SECTION 7.16  Withholding Taxes Information Reporting. (a) (a) The
Trustee, as trustee of the grantor trust created by this Agreement, shall exclude and withhold from each distribution of principal, premium, if any, and interest and other amounts due under this Agreement or under the Certificates any and all withholding taxes applicable thereto as required by law. The Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Certificates, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Certificateholders, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each such Certificateholder appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Certificateholders may reasonably request from time to time. The Trustee agrees to file any other information reports as it may be required to file under United States law.

            (b)     In the event the Trust is characterized as a partnership for
U.S. federal income tax purposes, the Company shall (i) file, mail or deliver
(or cause to be filed, mailed or delivered) Internal Revenue Form 1065 and any other federal, state or local income tax returns or reports required to be filed, delivered or mailed by the Trust to any taxing authority or any person treated as a partner and (ii) indemnify the Trust against any costs, expenses or penalties imposed on the Trust arising from the classification of the Trust as a partnership.

      SECTION 7.17  Trustee's Liens. The Trustee in its individual capacity agrees that it will at its own cost and expense promptly take any action as may be necessary to duly discharge and satisfy in full any mortgage, pledge, lien, charge, encumbrance, security interest or claim ("TRUSTEE'S LIENS") on or with respect to the Trust Property which is attributable to the Trustee either (i) in its individual capacity and which is unrelated to the transactions contemplated by this Agreement, the Intercreditor Agreement, the Note Purchase Agreement or
the Financing Documents, or (ii) as Trustee hereunder or in its individual capacity and which arises out of acts or omissions on the part of the Trustee which are not contemplated by this Agreement.

      SECTION 7.18  Preferential Collection of Claims. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. If the Trustee
shall resign or be removed as Trustee, it shall be subject to Section 311(a) of the Trust Indenture Act to the extent provided therein.

      SECTION 7.19  Taxpayer Identification Number. The Trustee shall apply for a United States federal taxpayer identification number with respect to the grantor trust.

                                       28

                                  ARTICLE VIII

                CERTIFICATEHOLDERS' LISTS AND REPORTS BY TRUSTEE

      SECTION 8.01  The Company to Furnish Trustee with Names and Addresses of
Certificateholders. The Company will furnish to the Trustee within 15 days after each Record Date with respect to a Scheduled Payment, and at such other times as the Trustee may request in writing within 30 days after receipt by the Company of any such request, a list, in such form as the Trustee may reasonably require, of all information in the possession or control of the Company as to the names and addresses of the Certificateholders, in each case as of a date not more than
15 days prior to the time such list is furnished; provided, however, that so long as the Trustee is the sole Registrar, no such list need be furnished; and
provided further, however, that no such list need be furnished for so long as a copy of the Register is being furnished to the Trustee pursuant to Section 7.12.

      SECTION 8.02  Preservation of Information Communications to
Certificateholders. The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Certificateholders contained in the most recent list furnished to the Trustee as provided in Section 7.12 or
Section 8.01, as the case may be, and the names and addresses of
Certificateholders received by the Trustee in its capacity as Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section
7.12 or Section 8.01, as the case may be, upon receipt of a new list so furnished.

      SECTION 8.03  Reports by Trustee. Within 60 days after May 15 of each year commencing with the first full year following the issuance of the Certificates, the Trustee shall transmit to the Certificateholders, as provided in Section
313(c) of the Trust Indenture Act, a brief report dated as of such May 15, if required by Section 313(a) of the Trust Indenture Act.

      SECTION 8.04  Reports by the Company. The Company shall:

            (a)     file with the Trustee, within 30 days after the Company is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended;
or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the SEC, in accordance with rules and regulations prescribed by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934, as
amended, in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations;

            (b)     file with the Trustee and the SEC, in accordance with the
rules and regulations prescribed by the SEC, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Agreement, as may be required by such rules and regulations, including, in the case of annual reports, if required by such rules and regulations, certificates or opinions of independent public accountants, conforming to the requirements of Section 1.02;

            (c)     transmit to all Certificateholders, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act such summaries of any information, documents and reports required to be filed by the Company pursuant to Subsections (a) and (b) of this Section 8.04 as may be required by rules and regulations prescribed by the SEC; and

            (d)     furnish to the Trustee, not less often than annually, a
brief certificate from the principal executive officer, principal financial officer, any Vice President (or more senior ranking officer) or the principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Agreement (it being understood that for purposes of this paragraph (d), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this
Agreement).

                                       29

                                   ARTICLE IX

                             SUPPLEMENTAL AGREEMENTS

      SECTION 9.01  Supplemental Agreements Without Consent of
Certificateholders. Without the consent of the Certificateholders, the Company may (but will not be required to), and the Trustee (subject to Section 9.03)
shall, at the Company's request, at any time and from time to time, enter into one or more agreements supplemental hereto or, if applicable, to the
Intercreditor Agreement, the Note Purchase Agreement, the Policy, the Policy
Provider Agreement or any Liquidity Facility in form satisfactory to the
Trustee, for any of the following purposes:

            (a)     to evidence the succession of another corporation to the
Company and the assumption by any such successor of the covenants of the Company herein contained or of the Company's obligations under the Note Purchase
Agreement, the Policy Provider Agreement or any Liquidity Facility; or

            (b)     to add to the covenants of the Company for the benefit of
the Certificateholders, or to surrender any right or power conferred upon the
Company in this Agreement, the Note Purchase Agreement, the Policy, the Policy
Provider Agreement or any Liquidity Facility; or

            (c)     (i) to correct or supplement any provision in this
Agreement, the Intercreditor Agreement, the Note Purchase Agreement, the Policy,
the Policy Provider Agreement or any Liquidity Facility which may be defective or inconsistent with any other provision herein or therein or to cure any ambiguity or correct any mistake or to modify any other provision with respect to matters or questions arising under this Agreement, the Note Purchase
Agreement, the Intercreditor Agreement, the Policy, the Policy Provider
Agreement or any Liquidity Facility, provided that any such action shall not materially adversely affect the interests of the Certificateholders; or (ii) as provided in the Intercreditor Agreement, to give effect to or provide for a
Replacement Facility (provided that, in the case of the preceding clauses (i)
and (ii), the Policy Provider shall have consented to such amendment or supplement); or

            (d)     To comply with any requirements of the Commission, any
applicable law, rule or regulation of any exchange or quotation system on which the Certifcates are listed, or of any regulatory body; or

            (e)     to modify, eliminate or add to the provisions of this
Agreement to such extent as shall be necessary to continue the qualification of this Agreement (including any supplemental agreement) under the Trust Indenture
Act or under any similar Federal statute hereafter enacted, and to add to this
Agreement such other provisions as may be expressly permitted by the Trust
Indenture Act, excluding, however, the provisions referred to in Section
316(a)(2) of the Trust Indenture Act as in effect at the date as of which this instrument was executed or any corresponding provision in any similar Federal statute hereafter enacted; or

            (f)     to evidence and provide for the acceptance of appointment
under this Agreement, the Intercreditor Agreement, the Note Purchase Agreement
or the Liquidity Facilities, the Policy or the Policy Provider Agreement by a
successor Trustee and to add to or change any of the provisions under this
Agreement, the Intercreditor Agreement, the Note Purchase Agreement or the
Liquidity Facilities, the Policy or the Policy Provider Agreement as shall be necessary to provide for or facilitate the administration of the Trust, pursuant to the requirements of Section 7.10; or

            (g)     to provide the information required under Section 7.12 and
Section 12.03 as to the Trustee;

provided, however, that no such supplemental agreement shall adversely affect the status of any Trust as a grantor trust under Subpart E, Part I of Subchapter
J of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended, for U.S. federal income tax purposes.

      SECTION 9.02  Supplemental Agreements with Consent of Certificateholders.
With the consent of the Certificateholders holding Certificates (including consents obtained in connection with a tender offer or exchange offer for the
Certificates) evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust, by Direction of said
Certificateholders delivered to the Company and the Trustee and the consent of the

                                       30

Policy Provider, the Company may, and the Trustee (subject to Section 9.03)
shall, enter into an agreement or agreements for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, the Intercreditor Agreement, any Liquidity Facility, the Policy
and the Policy Provider Agreement or the Note Purchase Agreement to the extent applicable to such Certificateholders or of modifying in any manner the rights and obligations of such Certificateholders under this Agreement, the
Intercreditor Agreement, any Liquidity Facility, the Policy and the Policy
Provider Agreement or the Note Purchase Agreement; provided, however, that no such agreement shall, without the consent of the Certificateholder of each
Outstanding Certificate affected thereby and the Policy Provider:

            (a)     reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Note or other Trust
Property held in the Trust or distributions that are required to be made herein on any Certificate, or change any date of payment on any Certificate, or change the place of payment where, or the coin or currency in which, any Certificate is payable, or impair the right to institute suit for the enforcement of any such payment or distribution on or after the Regular Distribution Date or Special
Distribution Date applicable thereto; or

            (b)     permit the disposition of the Equipment Note included in the
Trust Property except as permitted by this Agreement or the Intercreditor
Agreement, or otherwise deprive such Certificateholder of the benefit of the ownership of the Equipment Note in the Trust; or

            (c)     reduce the specified percentage of the aggregate Fractional
Undivided Interests of the Trust which is required for any such supplemental agreement, or reduce such specified percentage required for any waiver of compliance with certain provisions of this Agreement or certain defaults hereunder and their consequences provided for in this Agreement; or

            (d)     waive, amend or modify Sections 2.4 or 3.2 of the
Intercreditor Agreement in a manner adverse to the Certificateholders; or

            (e)     modify any of the provisions of this Section 9.02 or Section
6.05, except to increase any such percentage or to provide that certain other provisions of this Agreement cannot be modified or waived without the consent of the Certificateholder of each Certificate affected thereby; or

            (f)     terminate or modify the Policy; or

            (g)     adversely affect the status of any Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the
Internal Revenue Code of 1986, as amended, for U.S. federal income tax purposes.

      It shall not be necessary for any Direction of Certificateholders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Direction shall approve the substance thereof.

      SECTION 9.03  Documents Affecting Immunity or Indemnity. Except for the
performance of its covenants herein, if in the opinion of the Trustee any document required to be executed by it pursuant to the terms of Section 9.01 or
9.02 affects adversely any interest, right, duty, immunity or indemnity in favor of the Trustee under this Agreement, the Trustee may in its discretion decline to execute such document.

      SECTION 9.04  Execution of Supplemental Agreements. In executing, or accepting the additional trusts created by, any agreement permitted by this
Article or the modifications thereby of the trusts created by this Agreement, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement.

      SECTION 9.05  Effect of Supplemental Agreements. Upon the execution of any agreement supplemental to this Agreement under this Article, this Agreement shall be modified in accordance therewith, and such

                                       31

supplemental agreement shall form a part of this Agreement for all purposes; and
every Holder of a Certificate theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

      SECTION 9.06  Conformity with Trust Indenture Act. Every supplemental agreement executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

      SECTION 9.07  Reference in Certificates to Supplemental Agreements.
Certificates authenticated and delivered after the execution of any supplemental agreement pursuant to this Article may bear a notation in form approved by the
Trustee as to any matter provided for in such supplemental agreement; and, in such case, suitable notation may be made upon Outstanding Certificates after proper presentation and demand.

                                    ARTICLE X

                AMENDMENTS TO INDENTURES AND FINANCING DOCUMENTS

      SECTION 10.01 Amendments and Supplements to Indentures and Financing
Documents. In the event that the Trustee, as holder (or beneficial owner through the Subordination Agent) of the Equipment Note in trust for the benefit of the
Certificateholders or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any
Indenture, any other Financing Document, the Equipment Note or any other related document, the Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder registered on the
Register as of the date of such notice and the Policy Provider. The Trustee shall request from the Policy Provider or if a Policy Provider Default has occurred and is continuing, Certificateholders a Direction as to (a) whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action which a holder of such Equipment Note or as
Controlling Party has the option to direct, (b) whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a holder of such Equipment
Note or a Controlling Party and (c) how to vote (or direct the Subordination
Agent to vote) the Equipment Note if a vote has been called for with respect thereto. Provided such a request for Certificateholder Direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of the Equipment Note (or in directing the Subordination Agent in any of the foregoing), (i) other than as Controlling Party, the Trustee shall vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (A) the aggregate face amounts of all Certificates actually voted in favor of or for giving consent to such action by such
Direction of Certificateholders to (B) the aggregate face amount of all
Outstanding Certificates and (ii) as Controlling Party, the Trustee shall vote as directed in such Certificateholder Direction by the Certificateholders (as
defined in the Intercreditor Agreement) aggregating not less than a majority in interest in the Trust. For purposes of the immediately preceding sentence, a
Certificate shall have been "ACTUALLY VOTED" if the Holder of such Certificate has delivered to the Trustee an instrument evidencing such Holder's consent to such Direction prior to two Business Days before the Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to Section 6.04 and the Intercreditor Agreement, the Trustee may, in its
own discretion and at its own direction, consent and notify the relevant Loan
Trustee of such consent (or direct the Subordination Agent to consent and notify the Loan Trustee of such consent) to any amendment, modification, waiver or supplement under the relevant Indenture, any other Financing Document, the
Equipment Note or any other related document, if an Event of Default hereunder shall have occurred and be continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of the
Certificateholders.

                                   ARTICLE XI

                              TERMINATION OF TRUST

      SECTION 11.01 Termination of the Trust. The respective obligations and responsibilities of the Company and the Trustee with respect to the Trust shall terminate upon the earlier of (A) the completion of the assignment, transfer and discharge described in the first sentence of the immediately following paragraph and (B) distribution to all Holders of Certificates and the Trustee of all
amounts required to be distributed to them pursuant to this Agreement and the disposition of all property held as part of the Trust Property; provided, however, that in no event shall the Trust continue beyond one hundred ten (110)
years following the date of the earliest execution of this Trust Agreement.

                                       32

      In connection with the occurrence of the event set forth in clause (B)
above, notice of such termination, specifying the Distribution Date upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be mailed promptly by the Trustee to Certificateholders not earlier than the 60th day and not later than the 20th day next preceding such final Distribution Date specifying (A) the
Distribution Date upon which the proposed final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein specified, (B) the amount of any such proposed final payment, and (C) that the Record Date otherwise applicable to such Distribution
Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.
The Trustee shall give such notice to the Registrar at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates in accordance with such notice, the Trustee shall cause to be distributed to
Certificateholders such final payments.

      In the event that all of the Certificateholders shall not surrender their
Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. No additional interest shall accrue on the Certificates after the Distribution Date specified in the first written notice. In the event that any money held by the
Trustee for the payment of distributions on the Certificates shall remain unclaimed for two years (or such lesser time as the Trustee shall be satisfied, after sixty days' notice from the Company, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, the Trustee shall pay to each Loan Trustee the appropriate amount of money relating to such Loan Trustee and shall give written notice thereof to the Company.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

      SECTION 12.01 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this
Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations, and liabilities of the parties hereto or any of them.

      SECTION 12.02 Certificates Nonassessable and Fully Paid. Except as set
forth in the last sentence of this Section 12.02, Certificateholders shall not be personally liable for obligations of the Trust, the Fractional Undivided
Interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and Certificates, upon authentication thereof by the Trustee pursuant to Section 3.03, are and shall be deemed fully paid. No Certificateholder shall have any right (except as expressly provided herein) to vote or in any manner otherwise control the operation and management of the Trust Property, the Trust, or the obligations of the parties hereto, nor shall anything set forth herein, or contained in the terms of the Certificates, be construed so as to constitute the
Certificateholders from time to time as partners or members of an association.
Neither the existence of the Trust nor any provision herein is intended to or shall limit the liability the Certificateholders would otherwise incur if the
Certificateholders owned Trust Property as co-owners, or incurred any obligations of the Trust, directly rather than through the Trust.

      SECTION 12.03 Notices. (a) (a) Unless otherwise specifically provided herein, all notices required under the terms and provisions of this Agreement shall be in English and in writing, and any such notice may be given by United
States mail, courier service or telecopy, and any such notice shall be effective when received or, if made, given, furnished or filed by facsimile or telecommunication transmission, when received unless received outside of business hours, in which case on the next opening of business on a Business Day,

                    if to the Company, to:

                          JetBlue Airways Corporation
                          118-29 Queens Blvd.
                          Forest Hills, NY  11375

                                       33

                          Attention:  Vice President--Corporate Finance
                          Facsimile:  718-709-3639

                    with a copy to:

                          JetBlue Airways Corporation
                          118-29 Queens Blvd.
                          Forest Hills, NY 11375

                          Attention:  General Counsel
                          Facsimile:  718-709-3631

                    if to the Trustee, to:

                          Wilmington Trust Company
                          Rodney Square North
                          1100 North Market Street
                          Wilmington, Delaware 19890-0001

                          Attention:  Corporate Trust Administration
                          Facsimile:  (302) 636-4140
                          Telephone: (302) 636-6000

            (b)     The Company or the Trustee, by notice to the other, may
designate additional or different addresses for subsequent notices or communications.

            (c)     Any notice or communication to Certificateholders shall be mailed by first-class mail to the addresses for Certificateholders shown on the
Register kept by the

Registrar. Failure so to mail a notice or communication or any defect in such notice or communication shall not affect its sufficiency with respect to other
Certificateholders.

            (d)     If a notice or communication is mailed in the manner
provided above within the time prescribed, it is conclusively presumed to have been duly given, whether or not the addressee receives it.

            (e)     If the Company mails a notice or communication to the
Certificateholders, it shall mail a copy to the Trustee and to the Paying Agent at the same time.

            (f)     Notwithstanding the foregoing, all communications or notices to the Trustee shall be deemed to be given only when received by a Responsible
Officer of the Trustee.

            (g)     The Trustee shall promptly furnish the Company with a copy of any demand, notice or written communication received by the Trustee hereunder from any Certificateholder or Loan Trustee.

      SECTION 12.04 Governing Law. THIS AGREEMENT HAS BEEN DELIVERED IN THE
STATE OF NEW YORK AND THIS AGREEMENT AND THE CERTIFICATES SHALL BE GOVERNED BY
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE
OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN
ACCORDANCE WITH SUCH LAWS.

      SECTION 12.05 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or the Trust, or of the
Certificates or the rights of the Certificateholders thereof.

                                       34

      SECTION 12.06 Trust Indenture Act Controls. This Agreement is subject to the provisions of the Trust Indenture Act and shall, to the extent applicable, be governed by such provisions.

      SECTION 12.07 Effect of Headings and Table of Contents. The Article and
Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

      SECTION 12.08 Successors and Assigns. All covenants, agreements, representations and warranties in this Agreement by the Trustee and the Company shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not.

      SECTION 12.09 Benefits of Agreement. Except as otherwise provided in this
Agreement, nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Certificateholders, any benefit or any legal or equitable right, remedy or claim under this Agreement.

      SECTION 12.10 Legal Holidays. In any case where any Regular Distribution
Date or Special Distribution Date relating to any Certificate shall not be a
Business Day, then (notwithstanding any other provision of this Agreement)
payment need not be made on such date, but may be made on the next succeeding
Business Day with the same force and effect as if made on such Regular
Distribution Date or Special Distribution Date, and no interest shall accrue during the intervening period.

      SECTION 12.11 Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

      SECTION 12.12 Intention of Parties. The parties hereto intend that the
Trust be classified for U.S. federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as
amended, and not as a trust or association taxable as a corporation or as a partnership. Each Certificateholder and Investor, by its acceptance of its
Certificate or a beneficial interest therein, agrees to treat the Trust as a grantor trust for all U.S. federal, state and local income tax purposes. The powers granted and obligations undertaken pursuant to this Agreement shall be so construed so as to further such intent.

                      [This space intentionally left blank]

                                       35

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first written above.

                                          JETBLUE AIRWAYS CORPORATION

                                          By:___________________________________
                                          Name:
                                          Title:

                                          WILMINGTON TRUST COMPANY,
                                          as Trustee

                                          By:___________________________________
                                          Name:
                                          Title:

                                       36

                                    EXHIBIT A

                               FORM OF CERTIFICATE

REGISTERED
No.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE
      OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO
      THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR
      PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE
      IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
      REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT
      HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED
      BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR
      OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS
      WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
      INTEREST HEREIN.

      TRANSFERS OF THIS CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT
      NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH
      SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL CERTIFICATE
      SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET
      FORTH IN SECTION 3.05 OF THE PASS THROUGH TRUST AGREEMENT REFERRED TO
      HEREIN.

      BY ITS ACQUISITION HEREOF, THE HOLDER REPRESENTS THAT (A) NO PLAN ASSETS
      HAVE BEEN USED TO PURCHASE THIS CERTIFICATE OR AN INTEREST HEREIN OR (B)
      THE PURCHASE AND HOLDING OF THIS CERTIFICATE OR AN INTEREST HEREIN IS
      EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND THE CODE
      PURSUANT TO ONE OR MORE PROHIBITED TRANSACTION STATUTORY OR ADMINISTRATIVE
      EXEMPTIONS. THE PASS THROUGH TRUST AGREEMENT CONTAINS A PROVISION
      REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS
      CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

                                        1

                               GLOBAL CERTIFICATE

                  JETBLUE AIRWAYS PASS THROUGH TRUST, CLASS G-1

                        JetBlue Airways (Spare Parts) G-1
                            Pass Through Certificate

                 Final Legal Distribution Date: January 2, 2016

evidencing a fractional undivided interest in a trust, the property of which includes an Equipment Note secured by Collateral owned by JetBlue Airways
Corporation.

      having a face amount of $74,128,000 representing 0.00134902% of the Trust per $1,000 face amount

      THIS CERTIFIES THAT    , for value received, is the registered
owner of a Fractional Undivided Interest having a face amount of $ (dollars)
in the JetBlue Airways (Spare Parts) G-1 Pass Through Trust (the "TRUST")
created pursuant to a Pass Through Trust Agreement, dated as of November 14,
2006 (the "AGREEMENT"), between Wilmington Trust Company (the "TRUSTEE") and
JetBlue Airways Corporation, a corporation incorporated under Delaware law (the
"COMPANY"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This
Certificate is one of the duly authorized Certificates designated as JetBlue
Airways (Spare Parts) G-1 Pass Through Certificates (herein called the
"CERTIFICATES"). This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement. By virtue of its acceptance hereof the Certificateholder of this Certificate assents to and agrees to be bound by the provisions of the Agreement and the Intercreditor Agreement. The property of the Trust includes an interest in certain Equipment Note and all rights of the
Trust to receive payments under the Intercreditor Agreement, the Policy and any
Liquidity Facility (the "TRUST PROPERTY"). Each issue of the Equipment Note is secured by, among other things, a security interest in the Collateral owned by the Company.

      The Certificates represent fractional undivided interests in the Trust and the Trust Property, and have no rights, benefits or interest in respect of any assets or property other than the Trust Property.

      Subject to and in accordance with the terms of the Agreement and the
Intercreditor Agreement, from and to the extent of funds then available to the
Trustee, there will be distributed on each (i) April 2, July 2, October 2 and
January 2 and (ii) in the case of any payment of principal or interest on, or with respect to, the Equipment Note received by the Subordination Agent after the date on which such payment is scheduled to be made, but within ten Business
Days of such scheduled payment date, the date of receipt of such payment by the
Trustee if received by noon and if later, the next Business Day (each a "REGULAR
DISTRIBUTION DATE"), commencing on January 2, 2007, to the Person in whose name this Certificate is registered at the close of business on the Record Date immediately preceding the Regular Distribution Date, an amount in respect of the
Scheduled Payments due on such Regular Distribution Date on the Equipment Note, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, in the event that
Special Payments on the Equipment Note are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable
Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Special
Distribution Date, an amount in respect of such Special Payments on the
Equipment Note, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this
Certificate and an amount equal to the sum of such Special Payments so received.
If a Regular Distribution Date or Special Distribution Date is not a Business
Day, distribution shall be made on the immediately following Business Day with the same force and effect as if made on such Regular Distribution Date or
Special Distribution Date. The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this
Certificate.

                                        2

      The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company or the Trustee or any of their affiliates. The Certificates are limited in right or payment, all as more specifically set forth on the face hereof and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Certificateholder of this
Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Agreement. This
Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any
Certificateholder upon request.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the
Certificateholder of this Certificate shall be conclusive and binding on such
Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this
Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar, in the Borough of Manhattan, the City of New York, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar duly executed by the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

      Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the
Trustee specified in such notice.

      The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $1,000 Fractional Undivided Interest and integral multiples of $1,000 in excess thereof except that one Certificate may be in a different denomination. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new
Certificates of authorized denominations evidencing the same aggregate
Fractional Undivided Interest in the Trust, as requested by the
Certificateholder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment by the Holder of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

      The Trustee, the Registrar, and any agent of the Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

      The obligations and responsibilities created by the Agreement and the
Trust created thereby shall terminate upon the distribution to
Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust
Property.

                                        3

      UNTIL THE TRANSFER, THE AGREEMENT AND THIS CERTIFICATE SHALL BE GOVERNED
BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND THE
OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN
ACCORDANCE WITH SUCH LAWS, FROM AND AFTER THE TRANSFER, THE AGREEMENT AND THIS
CERTIFICATE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES
HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      Unless the certificate of authentication hereon has been executed by the
Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                        4

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:       , 20

                                          JETBLUE AIRWAYS (SPARE
                                          PARTS) G-1 PASS THROUGH TRUST

                                          By: WILMINGTON TRUST
                                          COMPANY, not in its individual
                                          capacity but solely as Trustee

                                          By:___________________________________
                                          Name:
                                          Title:

                                        5

               FORM OF THE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                    This is one of the Certificates referred
                      to in the within-mentioned Agreement.

                                          WILMINGTON TRUST COMPANY,
                                          not in its individual capacity but
                                          solely as Trustee

                                          By:___________________________________
                                               Authorized Officer

                                        6

                             FORM OF TRANSFER NOTICE

      FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

please print or typewrite name and address including zip code of assignee the within Certificate and all rights thereunder, hereby irrevocably constituting and appointing

attorney to transfer said Certificate on the books of the Trustee with full power of substitution in the premises.

Date:                                     [Name of Transferor]

                                          NOTE: The signature must correspond
                                          with the name as written upon the face
                                          of the within-mentioned instrument in
                                          every particular, without alteration
                                          or any change whatsoever.

Signature
Guarantee:     _____________________

                                        7